As filed with the Securities and Exchange Commission on July 21, 2000

                                                  REGISTRATION NO. 333-[       ]
                                                                        -------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------
                            NUWAVE TECHNOLOGIES, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         DELAWARE                     3663                        22-3387630
         --------                     ----                        ----------
 (STATE OR JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NO.)     IDENTIFICATION NO.)

                          ----------------------------
                               ONE PASSAIC AVENUE
                           FAIRFIELD, NEW JERSEY 07004
                                 (973) 882-8810
        (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND
                          PRINCIPAL PLACE OF BUSINESS)

                          ----------------------------
                                  GERALD ZARIN
    CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            NUWAVE TECHNOLOGIES, INC.
                               ONE PASSAIC AVENUE
                           FAIRFIELD, NEW JERSEY 07004
                                 (973) 882-8810
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          ----------------------------
                                   COPIES TO:
                               BRUCE A. RICH, ESQ.
                            THELEN REID & PRIEST LLP
                               40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 603-2000

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
                                                 ---------------

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
                          ---------------

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
                          ---------------

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, CHECK THE FOLLOWING BOX. [ ]
                            --------------

                         CALCULATION OF REGISTRATION FEE

============================================= ============== ================ ================= ==============
               TITLE OF EACH                                 PROPOSED MAXIMUM  PROPOSED MAXIMUM   AMOUNT OF
            CLASS OF SECURITIES                AMOUNT TO BE   OFFERING PRICE      AGGREGATE      REGISTRATION
             TO BE REGISTERED                   REGISTERED      PER UNIT       OFFERING PRICE        FEE
--------------------------------------------- -------------- ---------------- ----------------- --------------
Common Stock, par value $.01 per share (1)      2,088,608         $1.97          $4,114,558       $1,086.24

Class B Common Stock Purchase Warrants (2)      1,044,304           --                --               --

Common Stock, $.01 par value, underlying
  the Class B Common Stock Purchase
  Warrants (3)                                  1,044,304         $3.95          $4,125,001       $1,089.00

Common Stock, par value $.01 per share,
  underlying Placement Agent Unit
  Warrants (4)                                    522,159         $3.16          $1,650,022         $435.00

Class B Common Stock Purchase Warrants,
  which underlie Placement Agent Unit
  Warrants (5)                                    261,080           --                --               --

Common Stock, par value $.01 per share,
  which underlie the Class B Common Stock
  Purchase Warrants which underlie Placement
  Agent Unit Warrants (6)                         261,080         $3.95          $1,031,266         $272.25
============================================= ============== ================ ================= ==============
                   Total                                                                          $2,882.49
============================================= ============== ================ ================= ==============

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on the NASDAQ SmallCap Market on July 14, 2000.

(2) The Common Stock Purchase Warrants may be exercised to purchase shares of Common Stock. The number of shares of Common Stock that may be acquired upon the exercise of the Common Stock Purchase Warrants is included in the calculation of the number of shares of Common Stock to be registered in note (3) below. No fee is required pursuant to Rule 457(g).

(3) Issuable upon exercise of outstanding Common Stock Purchase Warrants to be registered in Note (2) above. In accordance with Rule 457(g), the registration fee for these shares is calculated upon a price which represents the highest of (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

(4) Issuable upon exercise of Placement Agent Unit Warrants. The Placement Agent Unit Warrants may be exercised to purchase shares of Common Stock and Class B Common Stock Purchase Warrants. In accordance with Rule 457(g), the registration fee for these shares is calculated upon a price which represents the highest of (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

(5) Issuable upon exercise of Placement Agent Unit Warrants. The Class B Common Stock Purchase Warrants may be exercised to purchase shares of Common Stock. The number of shares of Common Stock that may be acquired upon the exercise of the Class B Common Stock Purchase Warrants is included in the calculation of the number of shares of Common Stock to be registered in note (6) below. No fee is required pursuant to Rule 457(g).

(6) Issuable upon exercise of the Class B Common Stock Purchase Warrants to be registered in note (5) above. In accordance with Rule 457(g), the registration fee for these shares is calculated upon a price which represents the highest of (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                   PROSPECTUS

                   SUBJECT TO COMPLETION, DATED JULY 21, 2000

                            NUWAVE TECHNOLOGIES, INC.
                        3,916,151 SHARES OF COMMON STOCK
                1,305,384 CLASS B COMMON STOCK PURCHASE WARRANTS

          The stockholders of NUWAVE Technologies, Inc. listed elsewhere in this prospectus are offering:

          o up to 2,088,608 presently outstanding shares of Common Stock held by them;
          o up to 1,044,304 presently outstanding shares of Class B Common Stock Purchase Warrants held by them;
          o up to 1,044,304 shares of Common Stock underlying the Class B Common Stock Purchase Warrants;
          o up to 522,159 shares of Class B Common Stock underlying presently outstanding Placement Agent Unit Warrants held by them;
          o up to 261,080 Class B Common Stock Purchase Warrants underlying the Placement Agent Unit Warrants; and
          o up to 261,080 shares of Common Stock underlying the Class B Common Stock Purchase Warrants which underlie the Placement Agent Unit Warrants.

          We will not receive any proceeds from the sale of the common stock, and we have agreed to pay for all expenses of this offering. However, we will receive proceeds in the amount of approximately $6,806,289 upon the exercise of warrants by the selling stockholders.

          The selling stockholders may offer their shares and warrants at prevailing market prices in public transaction on the NASDAQ SmallCap Market or in privately negotiated transactions. No period of time has been fixed within which the shares may be offered or sold.

          Our common stock is traded on the NASDAQ SmallCap Market under the symbol "WAVE." On July 14, 2000, the closing price of our common stock was $2.00. There is no public market for the Class B Warrants covered by this prospectus.

          The selling stockholders and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933.

          Brokers or dealers effecting transactions in the shares or warrants should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of an exemption from registration.

INVESTING IN THE COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS INVOLVES
                               SUBSTANTIAL RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.............................................................3

SUMMARY FINANCIAL AND OPERATING INFORMATION....................................6

RISK FACTORS...................................................................7

USE OF PROCEEDS...............................................................13

MARKET PRICE INFORMATION......................................................13

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................14

BUSINESS......................................................................16

MANAGEMENT....................................................................25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................32

DESCRIPTION OF SECURITIES.....................................................33

SELLING STOCKHOLDERS..........................................................37

PLAN OF DISTRIBUTION..........................................................41

LEGAL MATTERS.................................................................42

EXPERTS.......................................................................42

WHERE YOU CAN FIND MORE INFORMATION ABOUT US..................................43


YOUR RELIANCE ON INFORMATION CONTAINED IN THIS PROSPECTUS

          In deciding whether to invest in our securities, you should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock and Class B Warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. You must not consider that the delivery of this prospectus or any sale of the securities covered by this prospectus implies that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is current or complete as of any time after the date of this prospectus.

                               PROSPECTUS SUMMARY

          The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus. You should read the entire prospectus, including "Risk Factors" and the financial statements before making an investment decision.

                                     NUWAVE

GENERAL

          Until recently we were a development stage enterprise organized in July 1995. Our mission is to identify and commercialize high-margin, proprietary technologies suited for high-volume, high-growth markets and, in turn, achieve attractive long-term growth for our company. The first technologies we are commercializing are in the fields of photo and video-enhancement. We have developed proprietary video-enhancement technology designed to significantly enhance video output devices with clearer, sharper details and more vibrant colors when viewed on the display screen. This is known as the NUWAVE Video Processor (NVP) technology. We intend to license this technology and/or have it manufactured in the form of ASICs (Application Specific Integrated Circuit) chips through third parties and to directly market these products to OEMs who by incorporating this enabling technology would improve picture quality in their set-top boxes, televisions, VCR's, DVD's, camcorders and other video output devices.

          In addition to the NVP Video Processor technology, during 1999, we completed the initial development of our first proprietary digital photo and video software technology. The technology was introduced as PictureWizard in September 1999 and test marketed directly to consumers through our exclusive e-commerce Web site store at picturewizard.com for the primary purpose of system and product evaluation in a live setting, and to garner customer feedback on both the product and the Web site. Based on this initial test marketing, customer feedback and the results of an independent survey sponsored by us, in April 2000 we launched the PicturePrepSuite2000 product line offering the additional features, benefits and options customers desired. These products are the first downloadable software products with the ability to enhance both pictures and streaming video from virtually any PC program or while surfing the internet using a PC. In addition to direct on-line consumer sales (B to C sales), we have begun marketing this technology directly to businesses (B to B) in order to expand our OEM customer base by either embedding or bundling our technology into OEM products such as PC's, printers, scanners, camcorders and DVD's among other imaging devices and by providing our software products to retailers for sale in their camera, film and film processing departments. This digital technology not only complements our analog ASIC chip technology but can also work in conjunction to further improve the resulting image quality.

          In March 2000, we received the OEM version of our NVP ASIC chip from the semiconductor-manufacturing foundry. Subsequent to the completion of full quality assurance testing, we have built test fixtures utilizing this ASIC chip which are being used for sales demonstration purposes and to allow prospective OEM to test the functionality of the chip in their own labs. We expect to be ready for production during the third quarter of 2000. Although we are unable to predict whether our marketing efforts will be successful, we believe that our products have been well received.

          We recently completed development of a set-top box utilizing the NVP ASIC chip for use with existing television sets and video output devices. We had previously entered into an exclusive five-year manufacturing and marketing agreement with Terk Technologies Corp. to manufacture and market under the Terk brand name a line-up of these set-top boxes. The Terk Agreement provides, among other things, that the exclusive territory is limited to the United States and Canada and if Terk does not purchase certain quantities by October 31, 2000, it may lose its exclusivity. We are exploring manufacturing and distribution channels for South America and the European markets and will also consider additional channels for the United States and Canada in the event Terk does not meet its minimum purchase requirements.

          We are concentrating our activities primarily on the marketing and sales of our ASIC line of chips, our digital software technology and our Internet presence to the OEM, professional video and retail markets and on the continuing development of our digital and analog video enhancement technology. We are also conducting investigation and research and development activities with respect to additional new technologies/products to address the digital, PC and Internet markets. These activities may give rise to additional products that may be commercialized by our company.

          We have formed a strategic alliance with MemoryLink Corp. for the commercialization of certain of MemoryLink's proprietary wireless digital video technology, which we and MemoryLink introduced at the January 2000 International Consumer Electronics Show, where prototypes of the initial products using the technology were demonstrated to selected major OEM companies based in Asia, Europe and the U.S. These products using the wireless digital video technology are expected to be available within the next twelve to eighteen months.

          We believe this focused digital and analog image enhancement product strategy will provide our company with an expanded technology base, product line and services we can offer to potential customers. This positions NUWAVE to allow us to take full advantage of the significant video and photo growth opportunity presented by the converging PC, Internet, television, HDTV and telecommunication markets. We believe that the capacity of our administrative and support systems is sufficient to allow us to expand our business without significant additional capital expenditures.

          On March 14, 2000, we completed a private placement with Roan-Meyers whereby we issued to certain accredited investors, as defined under Regulation D as promulgated under the Securities Act, 2,088,608 shares of our Common Stock and 1,044,304 Class B Common Stock Purchase Warrants for an aggregate purchase price of $6,600,000. The securities sold in this placement are included by the purchasers thereof for resale by them in this prospectus.

          Although we anticipate deriving some revenue from the sale of our proprietary software and the NVP products during 2000, no assurance can be given that these products will be successfully marketed during such period. Even if revenues are produced from the sale of such products, we expect to continue to incur losses for at least the next twelve months.

PRINCIPAL EXECUTIVE OFFICES

          Our principal executive offices are located at One Passaic Avenue, Fairfield, New Jersey 07004. You can reach our principal executive offices by telephone at (973) 882-8810.

                                  THE OFFERING

SECURITIES OFFERED

          This prospectus relates to the offer and sale by certain stockholders listed elsewhere in this prospectus of:

          o up to 2,088,608 presently outstanding shares of Common Stock held by them;
          o up to 1,044,304 presently outstanding Class B Common Stock Purchase Warrants held by them;

          o up to 1,044,304 shares of Common Stock underlying the Class B Common Stock Purchase Warrants;
          o up to 522,159 shares of Common Stock underlying presently outstanding Placement Agent Unit Warrants held by them;
          o up to 261,080 Class B Common Stock Purchase Warrants underlying the Placement Agent Unit Warrants; and
          o up to 261,080 shares of Common Stock underlying the Class B Common Stock Purchase Warrants which underlie the Placement Agent Unit Warrants.

SECURITIES OUTSTANDING

          At June 30, 2000, we had the following securities outstanding other than stock options:

Common Stock........................................    10,557,729
Public Warrants, including Class A Warrants.........     5,543,309
Class B Warrants....................................     1,044,304

          Our common stock is traded on the NASDAQ SmallCap Market under the symbol "WAVE." Our public warrants are traded on the NASDAQ SmallCap Market under the symbols "WAVEW" and "WAVEZ."

USE OF PROCEEDS

          We will not receive any proceeds from the sale of the common stock or the common stock purchase warrants sold by the selling stockholders listed elsewhere in this prospectus.

          Some of the shares of common stock covered by this prospectus underlie Class B Warrants, which are exercisable until March 14, 2003. We will receive proceeds upon the exercise of the common stock purchase warrants and the unit warrants. In order to receive one share of common stock, the holders of the common stock purchase warrants must pay us $3.95 and surrender one warrant, subject to anti-dilution rights therein. In order to receive one share of common stock and one Class B Warrant, the holders of the unit warrants must pay us $3.16 and surrender a portion of the unit warrant. We anticipate that we will receive approximately $6,806,289 if all of these warrants are exercised. We will use the proceeds for general working capital purposes.

RISK FACTORS

          Investing in our securities involves a high degree of risk. You should read the disclosures we make beginning on page 7 under the heading "Risk Factors" in considering whether to invest in our common stock and common stock purchase warrants.

                   SUMMARY FINANCIAL AND OPERATING INFORMATION

          This summary information below is from and should be read with the financial statements, and the notes to the financial statements, elsewhere in this prospectus.

                      ---------------------------------------------     THREE MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,                      MARCH 31,
                      --------------------------------------------- --------------------------
   STATEMENT OF
    INCOME DATA             1997           1998           1999          1999          2000
--------------------- --------------- -------------- -------------- -------------- -----------
Revenues:
  Sales less cost...    $     6,061    $     7,639    $    14,353     $      --   $     3,450
                        ------------   ------------   ------------    ----------- ------------
Operating Expenses:
  Research and
  development.......    $(1,697,084)   $(1,572,364)   $  (938,745)    $ (253,271) $  (363,370)
                        ------------   ------------   ------------    ----------- ------------
  General and
  administration
  expenses..........    $(2,336,000)   $(2,646,409)   $(2,503,812)    $ (589,951) $  (697,286)
                        ------------   ------------   ------------    ----------- ------------
Other Income
(Expense) ..........    $   178,707    $   212,863    $  (170,518)    $   55,002  $    36,760
                        ------------   ------------   ------------    ----------- ------------
Benefit for income
  tax...............                                  $   908,350
                                                      ------------

Net (Loss)..........    $(3,848,316)   $(3,998,271)   $(2,690,372)    $ (788,220) $(1,020,446)
                        ============   ============   ============    =========== ============

Net Loss Per Share..    $     (0.72)   $     (0.55)   $     (0.32)    $    (0.09) $   (0.12)
                        ============   ============   ============    =========== ============
Weighted average
  number of common
  shares
  outstanding.......      5,343,348      7,259,896      8,419,644      8,356,389    8,859,069
                        ============   ============   ============    =========== ============

                                     YEAR ENDED DECEMBER 31,     THREE MONTHS
                                   ---------------------------      ENDED
      BALANCE SHEET DATA               1998           1999      MARCH 31, 2000
---------------------------------- ------------- ------------- ----------------
Cash and cash equivalents......     $4,990,159     $1,969,292     $6,888,526
Total Assets...................     $5,515,352     $3,180,313     $7,743,002
Total Current Liabilities......      $ 261,201      $ 274,555      $ 212,771
Total Stockholders' Equity.....     $5,254,151     $2,905,758     $7,530,231

                                  RISK FACTORS

          You should consider the following factors and other information in this prospectus relating to out business and prospects before deciding to invest in the securities. This investment involves a high degree of risk, and you should purchase the securities only if you can afford to lose the entire sum invested in these securities. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock and warrants could decline, and you may lose all or part of your investment.

FINANCIAL RISKS

WE HAVE BEEN A DEVELOPMENT STAGE ENTERPRISE WITH ONLY A LIMITED OPERATING
HISTORY.

          We have been a development stage enterprise with only a limited operating history. Since our inception in July 1995, we have been engaged primarily in: directing, supervising, and coordinating the activities of our Advanced Engineering Group, made up of our own employees and third-party consultants who work with us on a project-by-project basis, in the continuing development of the NUWAVE Video Processor (NVP) Technology and our PicturePrepSuite2000 line of photo and video enhancement software and pre-marketing. Recently, we produced our first NVP Video Processor in an ASIC (Application Specific Integrated Chip) format for the OEM market.

          Our prospects must be considered in light of the risks associated with the establishment of a new and small capitalized business in the evolving electronic video industry. In our case this is particularly so, as further risks will be encountered in our shift from the development to the commercialization of new products based on innovative technology. There can be no assurance that we will be able to generate revenues or achieve profitable operations.

WE HAVE A HISTORY OF INCURRING LOSSES AND WE ANTICIPATE THAT WE WILL CONTINUE TO INCUR LOSSES.

          To date, we have received only limited revenue from the sale of our products (primarily from sales made for demonstration purposes). We do not anticipate significant operating revenue until our relevant technology and one or more of our products is completely developed, manufactured in commercial quantities and made available for commercial delivery. There can be no assurance that our technology and products, if developed and manufactured, will be able to compete successfully in the marketplace and/or generate significant revenue. We have incurred significant costs in connection with the development of our technologies and proposed products and there is no assurance that it will achieve sufficient revenues to offset anticipated operating costs. As of March 31, 2000, we had an accumulated deficit of $16,898,645. Although we anticipate deriving some revenue from the sale of our NVP (Video Processor) and related products and Softsets within the next twelve months, no assurance can be given that these products will be successfully marketed or even completely developed and tested for commercial use during such period. Management anticipates that we will continue to incur substantial losses for at least the next twelve months. Included in such former and future losses are research and development expenses, marketing costs, manufacture and assembly, and general and administrative expenses. We anticipate that we will continue to have high levels of operating expenses and will be required to make significant expenditures in connection with our continued research and development activities. We anticipate that our losses will continue until we are able to generate sufficient revenues to support our operations.

OUR CONTINUED DEVELOPMENT EFFORTS AND FUTURE GROWTH DEPEND UPON OUR ABILITY TO RAISE ADDITIONAL CAPITAL WHICH MAY NOT BE AVAILABLE TO US WHEN NEEDED OR ON ACCEPTABLE TERMS.

          Our capital requirements in connection with our development activities have been and will continue to be significant. We have been dependent upon the proceeds of sales of our securities to private investors to fund our initial development activities. Since our initial public offering in July 1996, we have obtained needed capital through private placements of our securities.

          We anticipate, based on our current proposed plans and assumptions relating to our operations, that we have sufficient cash to satisfy all of our estimated cash requirements for the next twelve months. In the event of unanticipated expenses, delays or other problems, we might be required to seek additional funding elsewhere. Also, if we were to receive a larger than anticipated number of initial purchase orders upon introduction of our Softsets or the NVP Video Processor products, we might require additional capital. No assurance can be given that we will be able to obtain such additional capital on commercially reasonable terms or at all. An inability to obtain additional financing, when needed, would have a material adverse effect on us, and possibly require it to curtail or cease operations. To the extent that any future financing involves the sale of our equity securities, our existing stockholders could be substantially diluted.

BUSINESS AND REGULATORY RISKS

WE DEVELOP TECHNOLOGY AND PRODUCTS USING NEW CONCEPTS, SO THERE IS UNCERTAINTY ABOUT MARKET ACCEPTANCE OF OUR PRODUCTS, AND WE HAVE LIMITED MARKETING EXPERIENCE.

          We develop technology and products using new concepts and designs in video imagery and processing. Our prospects for success will depend on our ability to successfully sell our products to key manufacturers and distributors who may be inhibited from doing business with us because of their commitment to their own technologies and products. As a result, demand and market acceptance for our technology and products are subject to a high level of uncertainty. We currently have limited financial, personnel and other resources to undertake the extensive marketing activities that will be necessary to market our technology and products once their development is completed. No assurance can be given that any of our potential customers will enter into any arrangements with us. Further, there is no assurance that our marketing efforts will be successful.

WE DEPEND ON THE MANUFACTURERS OF PRODUCTS WHO WISH TO INCLUDE OUR NVP VIDEO PROCESSOR TO MAKE DESIGN MODIFICATIONS NECESSARY TO INCORPORATE OUR TECHNOLOGY INTO THEIR PRODUCTS.

          Commercialization of the NVP Video Processor and sale to manufacturers of the relevant video equipment will require such manufacturers to adopt new circuit configurations to accommodate the relevant chip in their products. We anticipate that manufacturers wishing to use the NVP Video Processor will make such modifications because of the benefits derived from the improved performance of their products and the relative simplicity of such modifications. However, there is no assurance that such modifications will be made. Also, the cost of such modifications may inhibit or prevent their adoption. Our ability to sell and/or license our products would be adversely affected if designers and manufacturers fail to make such modifications.

DEVELOPMENT OF OUR PRODUCTS IS SUBJECT TO ALL THE RISKS INHERENT IN THE DEVELOPMENT OF NEW TECHNOLOGY, THERE WILL NEED TO BE PRODUCT TESTING AND OTHER TECHNOLOGICAL FACTORS THAT MAY AFFECT THE SUCCESSFUL DEVELOPMENT OF OUR PRODUCTS.

          Development of our products is subject to all of the risks inherent in the development of new technology and products including the following risks: unanticipated delays; expenses; technical problems or difficulties; and possible insufficiency of funding to complete development. There is no assurance as to when, or whether, we can successfully complete these developments. Further, there is no assurance that we can develop products in commercially salable form within its projected development schedule. If we are unable to complete our development activities for our proposed products, we would have to complete development through third parties. Management believes that we have sufficient resources to complete development of our products. However, there is no assurance that we will be able to complete such development in a timely manner, or at all. There is also no assurance that we can enter into economically reasonable arrangements for the completion of such products by third parties.

          In connection with the development of commercially salable prototypes, we must successfully complete a testing program for our products before marketing them. Unforeseen technical problems arising out of such testing could significantly and adversely affect our ability to manufacture a commercially acceptable version. In addition, our success will depend upon our technology and proposed products meeting acceptable cost and performance criteria and upon their timely introduction into the marketplace. There can be no assurance that our technology and proposed products will satisfactorily perform the functions for which they are designed, that they will meet applicable price or performance objectives or that unanticipated technical or other problems will not occur. Should any such problems arise, the result would be increased costs and/or material delays in the development of the proposed products.

WE WILL RELY ON OTHERS TO MANUFACTURE OUR DEVICES, AND WE MAY NOT BE ABLE TO MEET CUSTOMER DEMAND IF OUR SUPPLIERS CANNOT MEET OUR QUANTITY AND QUALITY REQUIREMENTS.

          We do not plan to directly manufacture any of our products. We intend to contract with third parties to manufacture our proposed NVP Video Processor and our digital software technology, and related retail products. We may also license to third parties the rights to manufacture our proposed products, either through direct licensing, original equipment manufacturer arrangements or otherwise.

          We will be dependent on third parties to manufacture our application specific integrated circuit ("ASIC")-based NVP Video Processor and related products as well as future products we may choose to commercialize. Although we have entered into an agreement with a potential manufacturer of our NVP Video Processor ASIC chip, there can be no assurance that the manufacturer will dedicate sufficient production capacity to satisfy our requirements within scheduled delivery times, or at all. Failure or delay by our suppliers in fulfilling our anticipated needs would have an adverse effect on our ability to develop and market our products. In addition, we will be dependent on third party vendors for many of the components necessary for the final assembly of our products. We may have difficulty in obtaining contractual agreements with suppliers of these materials due to, among other things, possible material shortages or possible lack of adequate purchasing power. While our management believes that these components are available from multiple sources, it is anticipated that we will obtain certain of them from a single source, or limited number of sources, of supply. In the event that certain of these suppliers are unable or unwilling to provide us with these components on commercially reasonable terms, or at all, delays in securing alternative sources of supply would result and could have a material adverse effect on our operations.

COMPETITION

          Intense competition exists in the markets that we intend to enter. Further, with respect to the market for video editing, video production and video processing products, significant price erosion over the life of a product exists. Our products will directly compete with those of numerous well-established companies, such as the following companies, which design, manufacture and/or market video technology and other products: Sony Electronics, Inc., Panasonic Division of Matsushita Electric Industrial Co., Motorola, Inc., Mitsubishi International Corp., and Royal Philips Electronics, NV.

          All of the above companies have substantially greater financial, technical, personnel and other resources than we do. Further, each has established a reputation for success in the development, licensing, sale and service of its products and technology. In addition, certain of these competitors dominate their industries and have the necessary financial resources to enable them to withstand substantial price competition or downturns in the market for video products.

OUR INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGES AND AGGRESSIVE COMPETITION.

          Rapid changes characterize the markets for our technology and products. Further, evolving industry standards often result in product obsolescence or short product life cycles. Certain companies may be developing technologies or products which may be functionally similar, or superior, to some or all of our proposed products. As a result, our ability to compete will depend on our ability to, among other things: complete development and introduce to the marketplace in a timely and cost-competitive manner our proposed products and technology; continually enhance and improve our proposed products and technology; adapt our proposed products to be compatible with specific products manufactured by others; and successfully develop and market new products and technology.

          There is no assurance that we will be able to compete successfully or that our competitors will not develop technologies or products that render our products and technology obsolete or less marketable. Further, there is no assurance that we will be able to successfully enhance our proposed products or technology or adapt them satisfactorily.

TO THE EXTENT PRACTICABLE, WE HAVE FILED U.S. PATENTS AND/OR COPYRIGHT APPLICATIONS, BUT THERE IS NO ASSURANCE THAT ANY PATENT OR COPYRIGHT WILL AFFORD US COMMERCIALLY SIGNIFICANT PROTECTION.

          To the extent practicable, we have filed and intend to file U.S. patents and/or copyright applications for certain of our proposed products and technology. We have also filed and intend to file corresponding applications in key industrial countries worldwide.

          In April 1998, we filed three patent applications for certain of our independently developed products: one for our NUWAVE Video Processor and two for our Softsets. In August 1999 we filed a patent application for our noise reduction algorithms. We were notified in June 2000 that one of our Softset applications has been approved for patent protection. Although we believe that each of the remaining applications contains patentable claims, there is no assurance that we will be granted patents. Also, even if granted, there is no assurance that any patent will afford us with commercially significant protection of our technology or that we will have adequate resources to enforce our patents.

          We also intend to license and/or sell our technology and products in foreign markets. As such, we intend to seek foreign patent protection. The patent laws of other countries may differ significantly from those of the United States as to the patentability of our products and technology. Moreover, the degree of protection afforded by foreign patents may be different from that in the United States. Patent applications in the United States are maintained in secrecy until patents issue and publication of discoveries in scientific or patent literature tends to lag behind actual discoveries by several months. As a result, we cannot be certain that we will be the first creator of inventions covered by any patent applications we make or the first to file patent applications on such inventions.

          We believe that the products we intend to market and sell do not infringe the patents or other proprietary rights of third parties. Further, we are not aware of any patents held by our competitors that will prevent, limit or otherwise interfere with our ability to make and sell our products. However, it is possible that competitors may have applied for, or may in the future apply for and obtain, patents which have an adverse impact on our ability to make and sell our products. In addition, because we are a relatively new company in the development stage, claims that our products infringe on the proprietary rights of others are more likely to be asserted after commencement of commercial sales of our products. There is no assurance that competitors will not infringe our patents. Defense and prosecution of patent suits, even if successful, are both costly and time consuming. An adverse outcome in the defense of a patent suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease selling our products.

          We also rely on unpatented proprietary technology. There is no assurance that others may not independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we require employees, advisors and collaborators to enter into confidentiality agreements. We could be adversely effected in the event that these agreements fail to provide meaningful protection for our trade secrets, know-how or other proprietary information.

NO DIVIDENDS

          We have not paid any cash dividends to date. Payment of dividends on our common stock is within the discretion of our board of directors and will depend upon our earnings, capital requirements and financial condition, and other relevant factors. We do not intend to declare any dividends on our common stock in the foreseeable future. Instead, we plan to retain any earnings we receive for development of our business operations.

LIMITATION ON TAX LOSS CARRYFORWARDS

          As of December 31, 1999, we had available unused net operating loss carryforwards aggregating approximately $12,460,000 to offset future federal taxable income. The unused net operating loss carryforwards expire in various years from 2010 to 2019. Under Section 382 of the Internal Revenue Code of 1986, utilization of prior net operating loss carryforwards is limited after an ownership change. We may be subject to limitations on the use of our net operating loss carryforwards as provided under Section 382. Accordingly, there can be no assurance that a significant amount of the existing net operating loss carryforwards will be available to use. In the event that we achieve profitability, as to which there can be no assurance, such limitation would have the effect of increasing our tax liability and reducing our net income and available cash resources in the future.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

          Our company's certificate of incorporation provides that we will indemnify any of our directors, officers, employees or agents against actions, suits or proceedings relating to our company and, subject to certain limitations, a director shall not be personally liable for monetary damages for breach of his fiduciary duty. In addition, we have entered into an indemnification agreement with each of our directors. Such indemnification agreement provides that a director is entitled to indemnification to the fullest extent permitted by law.

WE MUST ATTRACT AND RETAIN KEY PERSONNEL IN ORDER TO REMAIN COMPETITIVE WHICH MAY BE DIFFICULT GIVEN OUR SMALL SIZE AND LIMITED RESOURCES COMPARED TO MANY OF OUR COMPETITORS.

          Our operations depend largely on the continued employment of Mr. Gerald Zarin, Chairman of the Board, President and Chief Executive Officer. If Mr. Zarin or other members of management or key personnel resign or otherwise leave our company, our business and financial condition could be materially adversely affected.

PROVISIONS IN OUR COMPANY'S CERTIFICATE OF INCORPORATION COULD DISCOURAGE UNSOLICITED TAKEOVER ATTEMPTS WHICH COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

          Provisions of our company's certificate of incorporation and by-laws and of Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of the common stock. Such provisions may also inhibit fluctuations in the market price of the common stock that could result from takeover attempts. In addition, our board of directors, without further stockholder approval, may issue preferred stock that could have the effect of delaying or preventing a change in control. The issuance of preferred stock could also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

MARKET RISKS

MARKET PRICE FLUCTUATIONS

          The trading price of our common stock may be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, general conditions in the computer, video and telecommunications industries, changes in earnings estimates, recommendations by analysts and other events.

OUR COMMON STOCK COULD BECOME SUBJECT TO "PENNY STOCK" RESTRICTIONS UNDER FEDERAL SECURITIES LAWS, WHICH COULD REDUCE THE LIQUIDITY OF OUR COMMON STOCK.

          The SEC has adopted regulations, which generally define Penny Stocks to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. On July 14, 2000, the closing bid and asked prices for our common stock, as quoted on the NASDAQ SmallCap Market, was $2.00 and $2.06 per share and therefore, our common stock is designated a "Penny Stock." As a Penny Stock, our common stock may become subject to Rule 15g-9 under the Exchange Act or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

          For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

          The penny stock restrictions will not apply to our common stock if we continue to meet a $2,000,000 minimum net tangible assets or a $1.00 market price. There can be no assurance that our common stock will continue to qualify for exemption from the penny stock restrictions. In any event, even if our common stock were exempt from the Penny Stock restrictions, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

OUR COMMON STOCK COULD BE DELISTED FROM THE NASDAQ SMALLCAP MARKET IF WE DO NOT CONTINUE TO MEET THE MINIMUM REQUIREMENTS FOR CONTINUED LISTING.

          The National Association of Securities Dealers maintains requirements for the continued listing on the NASDAQ SmallCap Market that include the following: the listed shares of common stock have a minimum bid price of $1.00 per share; companies with listed shares have net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income (in the latest fiscal year or in two of the last three fiscal years) of $500,000; and that the market value of the public float of our common stock be at least $4,000,000. Although, at present, we satisfy all of these requirements, it is possible that if our minimum bid price goes below $1.00 per share we could be delisted.

THE MARKET PRICE FOR OUR COMMON STOCK COULD DECLINE AS A RESULT OF SHARES THAT WILL BE ELIGIBLE FOR SALE IN THE FUTURE.

          At July 14, 2000, 10,557,729 shares of our common stock were outstanding. In addition:

          o 9,181,562 shares of common stock, including some of the shares of common stock offered hereby, are issuable upon the exercise of warrants, and
          o 2,264,500 shares of common stock are issuable upon the exercise of outstanding stock options.

The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect the prevailing market price of the common stock and could impair our ability to raise additional capital when needed through the sale of its equity securities.

          If our common stock becomes subject to the rules on penny stocks, the market liquidity for our common stock could be materially adversely affected.

                                 USE OF PROCEEDS

          The stockholders listed elsewhere in this prospectus will sell the common stock or Class B Warrants being offered hereby, and we will not receive any of the proceeds from their sales. However, some of the shares of common stock covered by this prospectus underlie Class B Warrants and the unit warrants. We anticipate that we will receive approximately $6,806,289 if all of these warrants are exercised. There is no assurance that any or all of the common stock purchase warrants or the unit warrants will be exercised. We will use the proceeds, if any, for general working capital.

          We have never declared dividends or paid any cash dividends. We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

                            MARKET PRICE INFORMATION

          Our common stock is included on the National Association of Securities Dealers Automated Quotation System (NASDAQ) SmallCap Market under the symbol "WAVE." The following table sets forth the quarterly high and low closing bid prices for the common stock as reported by NASDAQ for the periods indicated. These prices are based on quotations between dealers, and do not reflect retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

                                                     High                 Low
                                                     ----                 ---
FISCAL 1998
First Quarter                                        $6.63               $3.88
Second Quarter                                       $4.50               $2.94
Third Quarter                                        $3.50               $1.38
Fourth Quarter                                       $4.19               $0.66

FISCAL 1999
First Quarter                                        $3.50               $1.50
Second Quarter                                       $2.41               $1.31
Third Quarter                                        $3.63               $1.94
Fourth Quarter                                       $3.50               $2.00

FISCAL 2000
First Quarter                                        $5.75               $2.19
Second Quarter                                       $4.13               $1.66
Third Quarter (through July 14, 2000)                $2.06               $1.81

          See the cover page of this prospectus for the last sales price of the common stock reported on the NASDAQ SmallCap Market as of a recent date.

          There is no market for the Class B Warrants offered under this prospectus, therefore, prices of the warrants will be determined through privately negotiated sales. We will seek to list the Class B Warrants on the NASDAQ SmallCap Market, but there is no assurance that we will be successful.

          On July 14, 2000, there were approximately 259 holders of record of our common stock. This number does not include beneficial owners of the common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

          The following discussion should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this prospectus. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning underlying assumptions and other statements which are other that statements of historical facts. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially. Our expectations and beliefs are expressed in good faith and are believed by us to have a reasonable basis but there can be no assurance that management's expectations, beliefs or projections will be achieved or accomplished. Our actual results could differ materially from those discussed in the forward-looking statements due to factors discussed under "Risk Factors," as well as factors discussed elsewhere in this prospectus. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

GENERAL

          Until recently we were a development stage enterprise organized in July 1995. Our mission is to identify and commercialize high-margin, proprietary technologies suited for high-volume, high-growth markets and, in turn achieve attractive long-term growth for our company. The first technologies we are commercializing are in the fields of photo and video-enhancement. We have developed proprietary video-enhancement technology designed to significantly enhance video output devices with clearer, sharper details and more vibrant colors when viewed on the display screen. This is known as the NUWAVE Video Processor ("NVP") technology. We intend to license this technology and/or have it manufactured in the form of Application Specific Integrated Circuit ("ASICs") chips through third parties and to directly market these products to OEMs who by incorporating this enabling technology improve picture quality in set-top boxes, televisions, VCR's, DVD's, camcorders and other video output devices. In addition to the NVP Video Processor technology, we recently completed development of our proprietary digital photo and video software technology. The technology was introduced as PictureWizard in September 1999 and test marketed directly to consumers through our exclusive e-commerce web site store at picturewizard.com. Based on this initial test marketing, customer feedback and the results of an independent survey sponsored by us, in April 2000, we launched the PicturePrepSuite2000 product line offering the additional features, benefits and options customers desired. These products are the first downloadable software products with the ability to enhance both pictures and streaming video from virtually any PC program or while surfing the Internet using a PC.

          We have formed a strategic alliance with MemoryLink Corp. for the commercialization of certain of MemoryLink's propriety wireless digital video technology, which was recently introduced by our company and MemoryLink at the January 2000 International Consumer Electronics Show, where prototypes of the initial products using the technology were demonstrated to selected major OEM companies based in Asia, Europe and the U.S. These products using the wireless digital video technology are expected to be available within the next twelve to eighteen months.

          As of March 31, 2000 we had an accumulated deficit during the development stage of $16,898,645, which includes a net loss for the three months ended March 31, 2000 of $1,020,446. The loss for the three months ended March 31, 2000 included $697,286 in general and administrative expenses, representing an increase of $107,335 compared to the three-month period ended March 31, 1999. Such increase was primarily the result of sales and marketing efforts ($146,370) discussed more fully below combined with increased personnel and payroll costs ($67,809), investor relations ($60,422), travel ($9,290) and other ($13,649).
These increases were partially offset by decreases in financial consulting $86,711, legal fees $70,616 and China office expenses $32,878.

          Although we anticipate deriving some revenue from the sale of our proprietary software (Softsets) and the NVP Video Processor products during 2000, no assurance can be given that these products will be successfully marketed during such period. See "Liquidity and Capital Resources."

LIQUIDITY AND CAPITAL RESOURCES

          From inception until the initial public offering, our company relied for all of our funding ($2,900,000 in cash plus the cancellation of the notes in the principal amount of $350,000) on private sales of our debt and equity securities. In July 1996, we completed our initial public offering and received net proceeds of $9,538,428. We used $2,073,652 of the net proceeds of the initial public offering to repay the principal and interest on the outstanding notes issued to investors in connection with the private financings. On February 6, 1998, 253,485 shares of our common stock were issued for an aggregate purchase price of $1,000,000 to a Private Limited Partnership. On May 11, 1998, we entered into a placement agency agreement with Janssen-Meyers to act as our placement agent in a private equity placement whereby we issued 2,742,904 shares of our common stock and 2,057,207 Class A Warrants between May 19, 1998 and June 9, 1998 for an aggregate purchase price of $7,280,546.

          On March 14, 2000, we completed a private placement of 2,088,608 shares of our common stock and 1,044,304 Class B Warrants for an aggregate purchase price of $6,600,000.

          On March 31, 2000 we had cash and cash equivalents of approximately $6,800,000 and no long-term liabilities. We anticipate, based on current proposed plans and assumptions relating to our operations, that we have sufficient cash to satisfy the estimated cash requirements of the Company for at least the next twelve months. In the event of unanticipated expenses, delays or other problems beyond this period, we might be required to seek additional funding. In addition, in the event that we receive a larger than anticipated number of initial purchase orders upon introduction of our NVP Video Processor products, we may require resources greater than our available cash or than are otherwise available to us. In such event, we may be required to raise additional capital. There can be no assurance that such additional capital will be available to us if needed, on commercially reasonable terms or at all.

PLAN OF OPERATION

          Our plan of operation over the next twelve months focuses primarily on transitioning from a development stage organization to an operating company. This transition includes the marketing and sales of our ASIC line of chips, our digital software technology and our Internet presence to the OEM, professional video and retail markets and on the continuing development of our digital and analog video enhancement technology. In addition, through our strategic alliance with MemoryLink Corp., we plan to market wireless video technology, as the products become available, to the same OEM customer base that we are currently marketing our analog and digital technology. Also, we plan, through our Advanced Engineering Group and agreements with third parties, to continue to conduct investigation and research and development activities with respect to other new technologies/products to address the digital, PC and Internet markets. These activities may give rise to additional products that may be commercialized by us. However, there can be no assurance that our efforts will result in marketable products or products that can be produced at commercially acceptable costs.

          Our future performance will be subject to a number of business factors, including those beyond our control, such as economic downturns and evolving industry needs and preferences, as well as the level of competition and the ability of our company to successfully market our products and technology. There can be no assurance that we will be able to successfully implement a marketing strategy, generate significant revenues or achieve profitable operations. In addition, because our company has had only limited operations to date, there can be no assurance that our estimates will prove to be accurate or that unforeseen events will not occur.

                                    BUSINESS

GENERAL

          Until recently we were a development stage enterprise organized in July 1995. Our mission is to identify and commercialize high-margin, proprietary technologies suited for high-volume, high-growth markets and, in turn, achieve attractive long-term growth for our company. The first technologies we are commercializing are in the fields of photo and video-enhancement. We have developed proprietary video-enhancement technology designed to significantly enhance video output devices with clearer, sharper details and more vibrant colors when viewed on the display screen. This is known as the NUWAVE Video Processor (NVP) technology. We intend to license this technology and/or have it manufactured in the form of ASICs (Application Specific Integrated Circuit) chips through third parties and to directly market these products to OEMs who by incorporating this enabling technology would improve picture quality in set-top boxes, televisions, VCR's, DVD's, camcorders and other video output devices.

          In addition to the NVP Video Processor technology, during 1999, we completed the initial development of our first proprietary digital photo and video software technology. The technology was introduced as PictureWizard in September 1999 and test marketed directly to consumers through our exclusive e-commerce Web site store at picturewizard.com for the primary purpose of system and product evaluation in a live setting, and to garner customer feedback on both the product and the Web site. Based on this initial test marketing, customer feedback and the results of an independent survey sponsored by us, in April 2000 we launched the PicturePrepSuite2000 product line offering the additional features, benefits and options customers desired. These products are the first downloadable software products with the ability to enhance both pictures and streaming video from virtually any PC program or while surfing the internet using a PC. In addition to direct on-line consumer sales (B to C sales), we have begun marketing this technology directly to businesses (B to B) in order to expand our OEM customer base by either embedding or bundling our technology into products such as PC's, printers, scanners, camcorders and DVD's among other imaging devices and by providing our software products to retailers for sale in their camera, film and film processing departments. This digital technology not only complements our analog ASIC chip technology but can also work in conjunction to further improve the resulting image quality.

          In March 2000, we received the OEM version of our NVP ASIC chip from the semiconductor-manufacturing foundry. Subsequent to the completion of full quality assurance testing, we have built test fixtures utilizing this ASIC chip which are being used for sales demonstration purposes and to allow prospective OEMs to test the functionality of the chip in their own labs. We expect to be ready for production during the third quarter of 2000. Although we are unable to predict whether our marketing efforts will be successful, we believe that our products have been well received.

          We recently completed development of a set top box utilizing the NVP ASIC chip for use with existing television sets and video output devices. We had previously entered into an exclusive five-year manufacturing and marketing agreement with Terk Technologies Corp. to manufacture and market under the Terk brand name a line-up of these set-top boxes. The Terk Agreement provides, among other things, that the exclusive territory is limited to the United States and Canada and if Terk does not purchase certain quantities by October 31, 2000, it may lose its exclusivity. We are exploring manufacturing and distribution channels for South America and the European markets and will also consider additional channels for the United States and Canada in the event Terk does not meet their minimum purchase requirements.

          We are concentrating our activities primarily on the marketing and sales of our ASIC line of chips, our digital software technology and our Internet presence to the OEM, professional video and retail markets and on the continuing development of our digital and analog video enhancement technology. We are also conducting investigation and research and development activities with respect to additional new technologies/products to address the digital, PC and Internet markets. These activities may give rise to additional products that may be commercialized by our company.

          We have formed a strategic alliance with MemoryLink Corp. for the commercialization of MemoryLink's propriety wireless digital video technology, which we and MemoryLink recently introduced at the January 2000 International Consumer Electronics Show, where prototypes of the initial products using the technology were demonstrated to selected major OEM companies based in Asia, Europe and the U.S. These products using the wireless digital video technology are expected to be available within the next twelve to eighteen months.

          We believe this focused digital and analog image enhancement product strategy will provide our company with an expanded technology base, product line and services we can offer potential customers. This positions NUWAVE to allow us to take full advantage of the significant video growth opportunity presented by the converging PC, Internet, television, HDTV and telecommunication markets. We believe that the capacity of our existing administrative and support systems is sufficient to allow us to expand our business without significant additional capital expenditures.

          Although we anticipate deriving some revenue from the sale of our proprietary software and the NVP products during 2000, no assurance can be given that these products will be successfully marketed during such period. Even if revenues are produced from the sale of such products, we expect to continue to incur losses for at least the next twelve months.

HISTORY

          Our company was conceived of by Mr. Ernest Chu in June 1994 when he met with Mr. Ted Wong, the President of Prime Technology, Inc. as a result of an introduction by employees of a high-technology company for which Mr. Chu was then rendering consulting services in his individual capacity. At that time, Prime Technology, Inc. was the exclusive licensee of Rave Engineering Corp.'s technology. Mr. Chu believed that the technology had the potential to be commercialized on a mass basis for use in the video broadcast industry. In the Fall of 1994, Mr. Chu and Mr. Wong determined that the Rave technology could be most effectively exploited if a new company were organized to license the technology and related products and directly commercialize and manufacture them, rather than relying on sublicensing. They agreed that Prime Technology, Inc. and Mr. Chu would directly participate in the equity of the new entity, and Rave Engineering Corp. would participate through its approximately 20% equity ownership in Prime Technology, Inc. and through royalty and development payments from the new company. Prime Technology, Inc. would continue to be responsible for sublicensing through an agency agreement with the new company. The parties recognized the need for an experienced president to operate the new company and to commercialize the products, and began negotiations with Mr. Gerald Zarin, whom Mr. Wong had recently met, to accept that position and participate in our company's equity.

          Negotiations commenced in December 1994 and continued among Mr. Zarin, Mr. Chu, Mr. Wong on behalf of Prime Technology, Inc. and Mr. Randy Burnworth on behalf of Rave Engineering Corp. through early July 1995. As a result of these negotiations, our company was organized in July 1995, at which time Prime terminated its exclusive license arrangement with Rave Engineering Corp. and we entered into the license agreement. In addition, Rave Engineering Corp. agreed to continue the development of the technology and our initial products pursuant to a development agreement and Prime Technologies, Inc. became our exclusive agent to sublicense the products covered by the license agreement to third parties (subject in all cases to our approval) under the terms of the Agency Agreement. Mr. Zarin became our President and Mr. Chu became the Chairman of our Board of Directors and acting Chief Financial Officer. Mr. Wong became a director of our company.

          We believed that Rave Engineering Corp. had not performed the services required under the development agreement. In November 1998, we commenced an arbitration proceeding against Rave Engineering Corp. and Randy Burnworth. On May 28, 1999, pursuant to a settlement agreement, the arbitration was resolved and the License Agreement was terminated. As a result of the settlement agreement, we continue to maintain exclusive worldwide license rights to make, market and license our video enhancement technology free of any claims of ownership or inventorship by Rave Engineering Corp.; in return, Rave Engineering Corp. and certain individuals associated with Rave Engineering Corp. received $175,000 in cash as well as 100,000 shares of our common stock and options to purchase 50,000 shares of our common stock at an exercise price of $1.46 per share, exercisable until May 28, 2002.

BACKGROUND--VIDEO IMAGES

          The human eye perceives all images as a result of its ability to recognize light. Light travels as continuous electromagnetic waves, or analog light waves that are either emitted by the object being observed or reflected from it. Analog light waves vary in frequency and amplitude, and can be directly captured as images. For example, in photography, light waves strike film treated with certain chemicals and the energy from the light wave causes chemical reactions that change the translucency of the film. As a result, the image can be recreated by again passing light through the film. In computers, visual images can be stored and manipulated after analog light waves have been broken down into smaller constituent parts expressed as digital signals. These digital signals are transmitted as bits and then reconstituted into analog light waves visible to the human eye.

          Broadcast television technology is based on analog light wave transmissions. Analog light waves are captured by an electronic television camera and turned into usable electrical energy in the form of lower frequency waves in the form of electrical currents in an electric circuit, or analog video waves. That wave is transmitted to a receiver, where it is projected at the standard broadcast rate of 30 frames per second ("fps") against a phosphorescent screen. The screen then emits analog light waves, making the image visible to the human eye.

          Modern video telecommunications, such as satellite broadcasting and cable television, generally combine both analog and digital processes in order to capture and transmit images. For example, in digital satellite video telecommunication the image is digitized by a computer processor and then broadcast to a satellite. The digital information is received and rebroadcast by the satellite directly to a receiver, and then reconstituted into energy in the form of an analog wave and displayed at 30 fps to create a visible image.

          Band widths available for satellite video transmission are limited by the Federal Communications Commission. These limitations significantly restrict the amount of information that can be transmitted in any time interval and require most information to be transmitted in a compressed digitized format.

          Internet telecommunication is subject to greater limitations. All sites on the Internet are computers that process data on a digital basis linked by telephone lines. Information is typically transmitted over these lines from computers through modems. Currently, the fastest modems available for general use can transmit only a fraction of the digital information necessary to create real time images at 30 fps. Even if the speed of a modem was increased, the limitations of currently available personal computers for general use make it unlikely that a user would be able to retrieve and display data at a rate greater than 15 fps. One result is that real time teleconferences are generally accomplished by using special high speed modems and dedicated telephone lines rather than using the Internet. These telephone lines are usually provided by a national carrier having the equivalent band width of approximately 24 standard telephone lines, which is then able to transmit the video images at 30 fps. Charges for these dedicated lines are substantially the same as for 24 standard lines, making real time teleconferences expensive. The ability to use the Internet or otherwise use standard telephone lines for teleconferencing would substantially reduce costs of teleconferencing.

          Given the physical limitations of satellite, cable and telephone systems, and their increasing interactivity, ever more emphasis is being placed on compression technology as a means to allow more data to be transmitted in any time interval. Using a variety of techniques, portions of a digital description of an image are omitted in the transmission of information, and, by mathematical formula or inference, most of the omitted data is then replaced after reception. The result of this compression technology has been to increase the number of channels available for digital satellite broadcasting from 50 to 150, and to significantly improve the quality of images transmitted over the Internet. We believe that improvements in the amount of compression possible will continue. However, as the amount of compression increases, more data will likely be lost, and the quality of the image will deteriorate.

          Image information may be lost in the process of compression or distorted during recording, transmission or playback because of various factors, including signal interference or deterioration of original film quality and camera focus. Some of the problems from this loss or distortion of image information include lack of clarity, a "washed out" look and excessive or inadequate black level.

          One of the methods used to compress digitized video information for storage and transmission (other than television transmission) is to eliminate frames. A phenomenon causing analogous results occurs when the hard drive of a computer, or some other component, cannot retrieve or present data at sufficiently high fps. In either case, image movement is erratic and unrealistic. Regardless of whether the signal is compressed, the image may be subject to random salt and pepper patterns.

OUR VIDEO ENHANCEMENT PRODUCTS

The NVP Video Processor and Softsets

          The NVP Video Processor controls, corrects and improves analog video signals' use of digital control (software). The NVP Video Processor first detects and replaces all important picture synchronization and stability attributes. It then separates and corrects the color and black and white information. The NVP Video Processor enhances fine details of an image and reduces distortions incurred in the course of transmitting the image, corrects the pure black content of images and adjusts perceived light on projected images. Fine detail enhancement is achieved by a proprietary circuit that analyzes the form of the analog waves at the point of origin or display, and processes the wave to significantly increase the clarity of the image.

          The NVP Video Processor achieves "blackness" correction by establishing a "reference to true black" and adjusting the rest of the color spectrum to that reference, making a "washed out" image appear more vivid. Similar referencing currently is available only in expensive video display units, TV monitors and projection systems; the NVP Video Processor's proprietary circuits enable the process to be performed inexpensively on a printed circuit board, ASIC or a small portion of a integrated circuit chip.

          The NVP Video Processor also contains circuits that provide for the adjustment of light in images and brightness of the colors presented, similar to circuits traditionally included in televisions.

          The NVP Video Processor can be used prior to further processing of the analog video wave at the source of the video signal and/or at the other end of the process prior to the display of the video image. In the form of a chip, it can be included in a television set, video projector or in a video conference display or in the decoder or routing box that connects a typical television to a cable broadcasting company or a multichannel satellite provider. The NVP Video Processor also can be included in any personal computer that has a capture board, a device enabling the computer to convert standard broadcast video signals into a digitized form. This enables the image to be enhanced prior to digitization.

          Through our Advanced Engineering Group, we have developed the Softsets to control the functions of the NVP Video Processor. The Softsets give both end-users and manufacturers who use the NVP Video Processor in their products the ability to manipulate the attributes of video images to their own taste or standards. For example, the manufacturer of a set-top box which includes the NVP Video Processor and Softsets in its product could offer viewers the ability to select predetermined optimum video parameters for "Sports," "Movies," "Drama" or other predesignated programming from their remote control. Additionally, program providers or other transmitters can encode their signal so that a receiving device containing the Softsets and enhanced NVP Video Processor will automatically adjust its video parameters to a predetermined value when the signal is received. The encoded signal can also be included in the actual programming.

Digital Video and Photo Software Video Enhancement Technology

          During 1998, our company, using internal resources, developed a proprietary technology to remove noise, graininess in pictures, to complement our Clarity technology used in the NVP-103 ASIC. The result of this development is a set of algorithms, patent pending, that remove 70% of the picture noise while retaining correct focus (the image does not blur). In addition our algorithm process is three times faster than any other known algorithm or filter thus allowing use in and during real time streaming video.

          In 1999, our company wanted to offer digital technology solutions and to create and enter into an e-commerce environment. Based upon the power of our propriety noise reduction algorithms a software program, PictureWizard, was developed for users to correct, improve and enhance digital streaming video and digital photography. PictureWizard, the product, and www.PictureWizard.com were introduced in late 1999. This became the first downloadable software product with the ability enhance both pictures and streaming video from virtually any PC program or while surfing the internet using a PC. Based on initial test marketing, customer feedback and the results of an independent survey, we launched in April 2000 PicturePrepSuite2000 product line offering additional features, benefits and options. The PictureWizard movie and picture enhancement product is sold at the www.PictureWizard.com web store. The PicturePrep Suite 2000 website store at www.PicturePrep.com launched in April.

          The evolution of the noise reduction algorithms results in six products for our company to sell or license to the OEM, the retailer and the consumer:

          1.   PicturePrep software product sold via the Internet to consumers.

          2. PicturePrep custom software sold bundled with an OEM product such as a scanner, digital camera or computer printer.

          3. PicturePrep software in "blister packs" sold via retail stores such as drug stores that sell photo processing.

          4. NUWAVE algorithms licensed in software form to OEM of consumer electronics products.

          5. NUWAVE algorithms licensed in hardware chip form to OEM of consumer electronics products.

          6. NUWAVE algorithms bundled with our ASIC video enhancement chip sales to OEM of consumer electronic products.

          Management believes we now have proprietary solutions for sale in both analog and digital form to meet the evolution and convergence of the PC to television markets and the worldwide trend away from analog devices toward digital devices.

MARKETING AND SALES

          In September 1999, we completed the initial development of our first proprietary digital photo and video software technology. This technology was introduced as PictureWizard for the primary purpose of limited test marketing, system and product evaluation in a live setting, and to garnish customer feedback on both the product and our PictureWizard web site. Based on this initial test marketing, customer feedback and the results of an independent survey sponsored by us, in April we launched the PicturePrepSuite2000 product line offering additional features, benefits and options. These products are the first downloadable software products with the ability to enhance both pictures and streaming video from virtually any PC program or while surfing the Internet using a PC.

          The PicturePrepSuite2000 product line is currently being sold directly to consumers through our exclusive web site at pictureprep.com. In addition, on June 27, 2000 we officially opened PicturePrepClub.com.PicturePrepClub.com, NUWAVE's digital portal will serve not only as our company's e-commerce hub to launch sales of the PicturePrepSuite2000 line of products but also to provide members with an unlimited gallery space to exhibit photos as well as an array of products including on-line print services and gifts such as pictures on T-shirts, mugs, mouse pads, etc. In addition to direct on-line consumer sales (B to C sales), in late April we began a campaign to market and advertise this technology directly to businesses (B to B) expanding our potential OEM customer base by either embedding or bundling our technology into products such as PC's, printers, scanners, camcorders and DVD's among other imaging devices and by providing our software products to retailers for sale in their camera, film and film processing departments. This digital technology not only complements our analog ASIC chip technology but can also work in conjunction to further improve the resulting image quality.

          We recently completed development of a set-top box utilizing the NVP ASIC chip for use with existing television sets and video output devices. We had previously entered into an exclusive five-year manufacturing and marketing agreement with Terk Technologies Corp. to manufacture and market under the Terk brand name a line-up of these set-top boxes. The agreement with Terk provides, among other things, that the exclusive territory is limited to the United States and Canada and if Terk does not purchase certain quantities by October 31, 2000, it may lose its exclusivity. We are exploring manufacturing and distribution channels for South America and the European markets and will also consider additional channels for the United States and Canada in the event Terk does not meet their minimum purchase requirements.

          We are marketing our NVP Video Processor technology to manufacturers of video products including TV's, VCR's, DVD's, set-top boxes, satellite distribution systems, digital cameras and camcorders. We have also introduced our technology to companies that manufacture component parts and semiconductors used in the manufacture of such video products. We believe that the inclusion of the NVP Video Processor technology in such video products will allow them to produce significantly better images and allow for product differentiation, and the low cost to the user will make it an attractive product. Our goal is to position ourselves to take advantage of the converging television, telecommunication and computer markets by developing multiple products from its unique video enhancement technology.

          In March 2000, we received the OEM version of our NVP ASIC chip from the semiconductor-manufacturing foundry. In-house testing of this ASIC chip was completed in April and test fixtures have been built which will allow us, for the first time, to use an actual ASIC chip for sales demonstration and customer evaluation purposes. We expect to be ready for full scale production by September 2000. Prior to the availability of the NVP Video Processor ASIC chip, we had been conducting sales presentations of the NVP Video Processor technology in printed circuit board layout format to prospective OEM customers world wide (i.e., manufacturers of set-top boxes, televisions, VCR's, DVD's and other video output devices). Our sales program is aimed at obtaining orders initially from those customers who had previously evaluated our technology in PCB format and now wish to test the ASIC chips in their products. We have marketing and sales organizations in place in the U.S., Japan and China, to implement this program. Although we are unable to predict whether our marketing efforts will be successful, we believe that our products have been well received.

          We have formed a strategic alliance with MemoryLink Corp. for the commercialization of certain of MemoryLink's propriety wireless digital video technologies, which was introduced in January 2000 by us and MemoryLink at the 2000 International Consumer Electronics Show, where prototypes of the initial products using the technology were demonstrated to selected major OEM companies based in Asia, Europe and the U.S. These products using the wireless digital video technology are expected to be available within the next twelve to eighteen months.

          We intend to support the above sales efforts through comprehensive sales and marketing programs and activities including trade advertising which began in April 2000, attendance at industry trade shows, attendance at participating dealer shows, attendance at end-user events, literature mailers and co-op dealer advertising. During the last quarter of 1999, we contracted with a professional marketing communications firms to assist us in the development and implementation of a program to develop market awareness and commercialization of its products. This program included development our company and product brochures and press kits, product specification sheets, attendance at key trade shows, mailers, the production of corporate CD-ROMs for use at sales and media presentations, development of and placement of advertisements in key industry journals and consumer magazines, etc.

          The developmental costs relating to these programs are and will be substantially incurred during 2000. As a result, such expenditures for the first quarter of 2000 were increased by approximately $146,370 compared to the first quarter of 1999. During the three-month period ended March 31, 2000 such costs included $32,024 for professional sales and marketing consultants compared to $19,000 for the three-month period ended March 31, 1999; $110,665 for advertising and public relations compared to $4,845 for the three months ended March 31, 2000; $7,245 for trade shows compared to $0 for the three months ended March 31, 1999; and $23,629 for professional printing services compared to $3,348 for the three months ended March 31, 1999. We are continually reviewing our needs with a view to maximizing efficiency while conserving our resources.

RESEARCH AND DEVELOPMENT

          Our research and development activity is conducted by our Advanced Engineering Group. As of March 31, 2000, the Advanced Engineering Group consisted of five of our employees and outside consultant organizations who have on their respective staffs engineers, technicians and support personnel (totaling more than 30 personnel) who devote time to us on an as-needed project-by-project basis. We anticipate that the make-up of our Advanced Engineering Group will change from time to time depending on our current and anticipated development and commercialization plans. Our strategy with respect to new products and technologies is to continue to utilize the Advanced Engineering Group as well as other independent third party sources and to increase our internal technical and engineering staff as appropriate.

          To date the Advanced Engineering Group has been responsible for the development of the NVP Video Processor technology, our digital software development and the design of our exclusive web sites. Our current development efforts are geared towards completion of the PicturePrepSuite2000 line of products, final development of PicturePrepClub.com and our product line of NVP Video Processor ASIC chips.

          From July 17, 1995 to March 31, 2000, we incurred expenses of $6,683,279 on research and development, of which approximately 52% was paid to Rave Engineering Corp. pursuant to a License and Development Agreement which was terminated in October 1998 and subject of an arbitration settlement reached in May 1999. During the first quarter of 2000 and 1999, $363,370 and $253,271, respectively, was spent on research and development activities. The increase in 2000 was solely due to development costs pertaining to the digital software products and the web site development costs, as they did not exist in the first quarter of 1999. During the next twelve months, we estimate that we will spend approximately $800,000 on research and development costs in support of the commercialization of its products. In the event we are able to generate sufficient revenues from sales of our NVP Video Processor and digital software products during such 12-month period, we anticipate that an increase in estimated expenditures on research and development and the identification of new sources of technology.

MANUFACTURING

          We do not contemplate that we will directly manufacture any of our products. Our intent is to contract with third parties to manufacture our proposed NVP and Softsets. We will be dependent on third parties to manufacture the NVP Video Processor ASIC and related products as well as future products we may choose to commercialize. We also may license to third parties the rights to manufacture our products, through direct licensing, OEM arrangements or otherwise.

          We intend to produce the NVP Video Processor ASIC chip in accordance with a customer's specific application requirements supported by firm commitments rather than producing and storing in inventory ASIC chips in anticipation of applications required by customers in the future. We contracted with Adaptive MicroWare to provide necessary technical support and manage this process under our direction, contracted with The Engineering Consortium and with Innotech Systems Inc. to complete the design work necessary to convert our current NVP Video Processor PC board design to ASIC specifications and contracted with Zentrum Mikroelektronik Dresden GMBH and GlobalCad Inc. for production of the ASIC.

          Although we have entered into agreements with potential manufacturers of the NVP Video Processor ASIC chip, there can be no assurance that these manufacturers will dedicate sufficient production capacity to satisfy our requirements within scheduled delivery times, or at all. Failure or delay by our suppliers in fulfilling our anticipated needs would have an adverse effect on our ability to develop and market our products. In addition, we will be dependent on third party vendors for many of the components necessary for the final assembly of its products. We may have difficulty in obtaining contractual agreements with suppliers of such materials due to, among other things, possible material shortages or possible lack of adequate purchasing power. While management believes that these components are available from multiple sources, we anticipate that we will obtain certain of them from a single source, or limited number of sources, of supply. In the event that certain of our suppliers are unable or unwilling to provide us with such components on commercially reasonable terms, or at all, delays in securing alternative sources of supply would result and could have a material adverse effect on our operations.

PATENTS; PROPRIETARY INFORMATION; TRADENAMES; COPYRIGHT

          To the extent practicable, we have filed and intend to file U.S. patents and/or copyright applications for certain of our proposed products and technology. We have also filed and intend to file corresponding applications in key industrial countries worldwide.

          In April 1996, we filed two patent applications on behalf of Rave Engineering Corp. for our Randall connector system. One patent was received in November 1997 and the second one in January 1998. Under the terms of the settlement agreement with Rave Engineering Corp., we retain the exclusive license rights to these patents.

          In April 1998, we filed three patent applications for certain of our independently developed products: one for the NVP Video Processor and two for the Softsets. In August 1999, we filed a patent application for our noise reduction algorithms. We were notified in June 2000 that one of our Softset applications has been approved for patent protection. Although management believes that each of the remaining applications contains patentable claims, there is no assurance that we will be granted patents. Also, even if granted, there is no assurance that any patent will afford us with commercially significant protection of our technology or that we will have adequate resources to enforce these patents.

TRADENAMES

          The Softset patent was issued in the U.S. in June 2000. We will continue to file for patent protection within the United States and abroad with respect to patents for new tests where economic protection for the test is needed and such patents can be obtained. We also hold a trademark for our NUWAVE logo and have applied for trademarks for the names PicturePrep and PicturePrepClub.


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


COMPETITION

          The markets that we intend to enter are characterized by intense competition, and, particularly with respect to the market for video editing, video production and video processing products, and face significant price erosion over the life of a product. Our products will directly compete with those of numerous well-established companies, such as Sony Electronics, Inc., Panasonic Division of Matsushita Electric Industrial Co., Motorola, Inc., Mitsubishi International Corp. and Royal Philips Electronics, NV, which design, manufacture and/or market video technology and other products. All of these companies have substantially greater financial, technical, personnel and other resources than our company and have established reputations for success in the development, licensing, sale and service of their products and technology. Certain of these competitors dominate their industries and have the necessary financial resources to enable them to withstand substantial price competition or downturns in the market for video products.

EMPLOYEES

          At July 14, 2000, we had fourteen full-time employees, of whom eight were executives or administrative and six were in the Advanced Engineering Group. Depending on our level of business activity, we expect to hire additional employees in the next twelve months, as needed, to support marketing and sales, manufacturing and research and development.

PROPERTIES

          We have established our headquarters in Fairfield, New Jersey. Pursuant to the sublease relating to such facility, we are obligated to make monthly rental payments of $6,600. The sublease is on a month-to-month basis. Our subleased portion of the facility is approximately 2,500 square feet and the sublease entitles us to share certain common areas.

LEGAL PROCEEDINGS

          There are no current material legal proceedings involving our company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth the names, ages as of June 30, 2000, and business experience of the directors and executive officers of our company. Our directors hold their offices for a term of one year or until their successors are elected and qualified. Our officers serve at the discretion of the Board of Directors.

           Name                Age                    Position
--------------------------- --------- -----------------------------------------

Gerald Zarin                    59      Chairman of the Board of Directors,
                                        Chief Executive Officer and President

Jeremiah F. O'Brien             53      Vice President, Secretary and Chief
                                                Financial Officer

Robert Webb                     64      Vice President - Marketing/Technical
                                                  Development

Don Legato                      55      Vice President - Sales

Edward Bohn                     55      Director


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


           Name                Age                    Position
--------------------------- --------- -----------------------------------------

Richard E. Ekstract             69      Director

Lyle E. Gramley                 73      Director

Joseph A. Sarubbi               71      Director

          GERALD ZARIN has been a director, and our President and Chief Executive Officer since July 1995, and he has been Chairman of the Board of Directors since January 1996. From June 1991 until January 1993, Mr. Zarin was the Chairman, President and Chief Executive Officer of Emerson Radio Corporation, which designs and sells consumer electronics products. From June 1993 to July 1995, he was President and Chief Executive Officer at AMD Consulting, Inc., a business consulting firm. From November 1990 to June 1991, he was President and Chief Executive Officer of JEM, Inc., an importer of fine furnishings. From August 1987 to October 1990, he was Senior Vice President and Chief Financial Officer of Horn & Hardart, Inc., the parent company for Hanover House and various other hotels and fast food chains. From 1976 to 1986, he was President and Chief Executive Officer of Morse Electro, Inc., which designed and sold consumer electronics products.

          JEREMIAH F. O'BRIEN has been our Vice President and Secretary since July 1995 and Chief Financial Officer since January 1996. During the period of July 1991 through July 1995, he functioned as an independent consultant in financial matters to various private corporations. From June 1993 through March 1994, Mr. O'Brien was Corporate Controller for Andin International, a jewelry manufacturing company. From September 1989 through June 1991, he served as Senior Vice President of Finance for Emerson Computer Corporation and Emerson Technologies, Inc. (both of which manufacture and sell electronic components and products). From 1983 to 1989, he served as CFO and Executive Vice President for Cardiac Resuscitator Corporation, a medical electronics manufacturer.

          ROBERT WEBB has been the Vice President-Marketing/Technical Development since September 1995. From June 1995 to September 1995 Mr. Webb acted as an independent consultant to various private corporations. From July 1994 until March 1995 he was Vice President of New Product Development for Studio Magic, Inc., a company involved in the design and manufacture of computer video equipment, and served as a consultant for such company from October 1993 to July 1994 and in April 1995. From October 1973 until October 1993 he was employed by Grass Valley Tektronix, which produces broadcast television equipment. He served as a special advisor to the President of Grass Valley Tektronix from February 1993 to September 1993; he was Division General Manager-Graphics Systems from November 1990 to February 1993 and held various executive positions prior to that time.

          DON LEGATO has been our Vice President-Sales since February 1997. From April 1994 to February 1997, he was the President of Gale Group Ltd., Inc., a management consulting firm. From May 1993 to April 1994, he served as Vice President Sales and Marketing and also as a Director for Applied Safety Inc., (makers of the "World's First" Retrofit Driver's Side Airbag System in the US). From June 1992 to May 1993 he was President of Technology Solutions Distributing Inc., a computer products distribution company. From November 1972 to June 1992, he was President and CEO of T.L.D. Limited, Inc., a manufacturer's representative company representing major electronics and computer consumer products firm such as Sanyo, Sharp, Sony and Apple Computer. He also served on Manufacturer's Advisory Councils for several of these companies.

          EDWARD BOHN has been a director of our company since July 1995. From February 1995 to the present, he has been a Director and Consultant of Jennifer Convertibles, a furniture distributor. From September 1994 to the present, he has operated as an independent consultant in financial and operational matters. From January 1983 to March 1994, Mr. Bohn was employed in various capacities by Emerson Radio Corporation, which designs and sells consumer electronics products. From March 1993 to March 1994, he was Senior Vice President-Special Projects; from March 1991 to March 1993, he was Chief Financial Officer and

Treasurer/Vice President of Finance. Emerson Radio Corporation filed in the United States Bankruptcy Court, District of New Jersey, for protection under Chapter 11 of the Federal Bankruptcy Act on September 29, 1993 and was discharged on March 31, 1994.

          RICHARD E. EKSTRACT has been a director of our company since September 1999. Since 1959, Mr. Ekstract has created, financed and launched more than twenty periodicals about the consumer electronics industry, including Audio Times, Consumer Electronics Show Daily, Autosound and Communications, Satellite Retailing and Video Business, Video Review, TWICE, CARS, and License! Mr. Ekstract is also the founder and Chairman of Home Office Association of America and the creator of the Audio Hall of Fame and Video Hall of Fame.

          LYLE E. GRAMLEY has been a director of our company since December 1995. He has been employed by the Mortgage Bankers Association in Washington, D.C. since 1985, as Senior Staff Vice President and Chief Economist from 1985 to 1992, and as a Consulting Economist since 1992. From 1980 to 1985, Mr. Gramley was a member of the Board of Governors of the Federal Reserve Board.

          JOSEPH A. SARUBBI has been a director of our company since March 1996. From October 1993 to June 6, 1996, he was a director of The Panda Project, Inc., a manufacturer of computers and semiconductor packages. Since April 1988, Mr. Sarubbi has been a self-employed management and technical consultant to various technology companies. From February 1986 to April 1988, he was Senior Vice President of Manufacturing Operations for Tandon Corporation, a computer manufacturer. From December 1952 to January 1986, Mr. Sarubbi was employed by IBM in various senior engineering positions.

COMPENSATION OF EXECUTIVE OFFICERS

          The following table sets forth the annual and long-term compensation paid by the Company for services performed on the Company's behalf for the three fiscal years ended December 31, 1999, with respect to those persons who were, as of December 31, 1999, our Chief Executive Officer and our executive officers who received more than $100,000 in compensation for fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                  ANNUAL COMPENSATION              COMPENSATION AWARDS
                              ---------------------------- --------------------------------------
                                                                        SECURITIES
                                                                        UNDERLYING
                                                                         OPTIONS
                                                                         (NUMBER
          NAME AND                                         OTHER ANNUAL     OF       ALL OTHER
     PRINCIPAL POSITION        YEAR    SALARY      BONUS   COMPENSATION  SHARES)   COMPENSATION
----------------------------- ------ ---------- ---------- ------------ ---------- --------------
Gerald Zarin, President and    1999   $120,000    $25,000      $0         50,000         $0
Chief Executive Officer        1998    120,000    25,000        0        385,000          0
                               1997    120,000         0        0              0          0

Don Legato,                    1999    150,000     5,000        0         10,000          0
Vice President, Sales          1998    150,000    12,500        0         50,000          0
                               1997    129,800         0        0         60,000          0

Jeremiah F. O'Brien, Chief     1999    100,000    10,000        0         20,000          0
Financial Officer and Vice     1998    103,800    15,000        0         75,000          0
President                      1997    100,000         0        0              0          0

Robert Webb, Vice President,   1999    108,000    10,000        0         20,000          0
Marketing/Technical            1998    108,000    12,500        0         40,000          0
Development                    1997    108,000         0        0              0          0

          At the Meeting of the Board of Directors, held on May 11 2000, based upon Compensation Committee recommendation, the Board adopted resolutions authorizing bonuses for 2000 as follows: Mr. Zarin: $50,000; Mr. Webb: $25,000; Mr. O'Brien: $10,000; and Mr. Legato: $7,500.

EMPLOYMENT AGREEMENTS

          As of April 1, 2000, we entered into a new employment agreement with Gerald Zarin, employing him as our President and Chief Executive Officer through December 31, 2005, with automatic one-year renewals, subject to either party giving notice of termination as of an anniversary date. His employment agreement of July 20, 1995 was then terminated. The annual base compensation is $150,000, with an annual performance bonus equal to (i) 50% of the base compensation if our net profits before taxes are equal to projections approved by the Board of Directors, (ii) 75% of the base compensation if the net profits are equal to 105% of the projections, and (iii) 100% of the base compensation if the net profits are equal to 115% of the projections, and with discretionary bonuses as determined by the Board of Directors. If we terminate the employment agreement at the end of any term or without good cause, or if we materially breach the employment agreement, Mr. Zarin would receive from 150% of his then annual base compensation and average bonus for the prior two calendar years to an amount equal to the balance of the base compensation plus an additional amount related to his base compensation and prior bonuses, dependent upon the reason for the termination and the date of termination. In addition to these termination payments, we would continue to pay the health insurance premiums for Mr. Zarin and his spouse, but not to exceed $15,000 per year, subject to Mr. Zarin being offered similar coverage by a subsequent employer, and automobile expenses for five years, and any unvested options would vest. For a period of eight months, commencing thirty days after a change of control of our company, Mr. Zarin could terminate his employment agreement and receive a lump sum payment equal to three times his highest annual base salary and average annual bonus, continuation of health insurance premiums and automobile as described above, plus accelerated vesting of his options, provided that the payment would be reduced to the largest amount which would not be considered a "parachute payment" under Section 280G of the Internal Revenue Code of 1986. A change of control of our company would include persons becoming the beneficial owners of more than 25% of the outstanding shares of our common stock or a merger in which our stockholders own less than 50% of the surviving corporation, in transactions not approved by the incumbent directors of our Board.

          On September 11, 1995, we entered into an employment agreement with Robert Webb, pursuant to which Mr. Webb was appointed Vice President-Marketing. In March 1997, his title was changed to Vice President-Marketing/Technical Development in order to more accurately reflect his duties. The employment agreement continued until March 31, 1996 and thereafter has been continuing for successive 3-month periods. Mr. Webb's base salary for 2000 is $125,000. In connection with his employment agreement, Mr. Webb received options to purchase 70,000 shares of our common stock at $1.50 per share.

          On February 11, 1997, we entered into an employment agreement with Don Legato, pursuant to which Mr. Legato was appointed our Vice President-Sales. The employment agreement continued until March 31, 1996 and thereafter has been continuing for successive 3-month periods. Mr. Legato's base salary for 2000 is $150,000. In connection with his employment agreement, Mr. Legato received options to purchase 60,000 shares of our common stock at $6.875 per share.

          In connection with services performed by Mr. O'Brien, on July 17, 1995, he received 5,000 shares of our common stock valued at $.01 per share and has been granted options to purchase 25,000 shares of our common stock at $1.50 per share and 5,000 shares of our common stock at $2.00 per share. Mr. O'Brien's base salary for 2000 is $120,000.

DIRECTORS' COMPENSATION

          Directors who are not employees of the Company are entitled to a fee of $2,500 per year and $500 per meeting attended (other than telephonic meetings) for serving on the Board of Directors. Each director is also reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors. For the fiscal year ended December 31, 1999, Messrs. Bohn, Gramley and Sarubbi received compensation of $1,500, $1,500 and $1,000 for attendance at non-telephonic board meetings. Richard Ekstract who was elected to the Board on September 28, 1999 did not receive compensation from the Company during the fiscal year ended December 31, 1999.

          The 1996 Non-Employee Director Stock Option Plan (the "Director Stock Option Plan") provides for the automatic grant to each individual elected, re-elected or continuing as a non-employee director of the Company of a stock option for 5,000 shares of Common Stock at an option exercise price equal to the fair market value of the Common Stock on the date of grant. 235,000 shares have been reserved for issuance under the Director Stock Option Plan. Richard Ekstract was granted 45,000 options under the Plan upon his election to the Board. At December 31, 1999, options for an aggregate of 202,000 shares of Common Stock exercisable at prices ranging from $2.56 to $ 6.75 per share expiring from November 26, 2001 to September 28, 2009 were outstanding under the Director Stock Option Plan.

          For a description of consulting fees paid to Messrs. Bohn, Ekstract and Sarubbi, see "Certain Relationships and Related Transactions."

BOARD AND COMMITTEE MEETINGS

          Our Board of Directors held four meetings during the fiscal year ended December 31, 1999. During 1999, no member of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees on which he served.

          The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Audit Committee met two times and the Compensation Committee met one time during the fiscal year ended December 31, 1999.

          Messrs. Bohn, Gramley and Sarubbi comprise the Audit Committee. This Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls.

          Messrs. Bohn, Ekstract and Gramley comprise the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the executive and employee compensation programs of the Company.

1996 STOCK INCENTIVE PLAN FOR EMPLOYEES AND CONSULTANTS

          As of January 31, 1996, we adopted the Employee Stock Incentive Plan, pursuant to which stock options (both Nonqualified Stock Options and Incentive Stock Options), stock appreciation rights and restricted stock may be granted to key employees and consultants. The purpose of the Employee Stock Incentive Plan is to provide our employees and consultants with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of our company, to align the interest of employees and consultants with the interests of the stockholders of our company, and to attract and retain employees and consultants of exceptional ability.

          As of July 14, 2000, we have granted options to purchase a total of 905,000 shares of our common stock at prices ranging from $1.50 to $6.75 per share under the Employee Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

          The number of shares available for grant under our company's 1996 Stock Incentive Plan for Employees and Consultants is 305,000. Options for an aggregate of 900,000 shares have been granted under the Employee Stock Option Plan. During our 1999 fiscal year, options covering an aggregate of 145,000 shares of our common stock were granted under our Employee Stock Option Plan to eight persons at exercise prices our from $1.97 to $2.50 per share. During the first five months of 2000, options covering an aggregate of 2,500 shares of our common stock were granted under the plan to one person at an exercise price of $2.125.

          In May 2000, the Board of Directors agreed to extend certain options, exercisable for our common stock at $1.50 per share, due to expire during 2000. The Board voted that the options to purchase 200,000 shares of our common stock held by Gerald Zarin, due to expire on December 31, 2000, should be extended until December 31, 2005, and the options to purchase 10,714 shares of our common stock held by Jeremiah F. O'Brien, due to expire on July 17, 2000, be extended until July 15, 2005, and that the options to purchase 30,000 shares of our common stock, held by Robert Webb, due to expire on September 11, 2000, be extended until September 11, 2005. All other terms of the options remain unchanged. On the date the board acted the closing price of our common stock as quoted on the NASDAQ SmallCap Market was $1.69.

          The following table sets forth certain information regarding options granted under the Employee Stock Option Plan during the fiscal year ended December 31, 1999 to the executive officers named below:

                 OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1999
                       (INDIVIDUAL GRANTS IN FISCAL YEAR)

                       NUMBER OF    PERCENT OF
                       SECURITIES  TOTAL OPTIONS   EXERCISE
                       UNDERLYING   GRANTED TO     PRICE PER
     NAME               OPTIONS      EMPLOYEES     SHARE (1)    EXPIRATION DATE
-------------------- ------------- -------------- ------------ -----------------
Gerald Zarin             50,000        28.9          $1.97       June 30, 2009

Don Legato               10,000         6.9          $1.97       June 30, 2009

Jeremiah F. O'Brien      20,000        13.8          $1.97       June 30, 2009

Robert Webb              20,000        13.8          $1.97       June 30, 2009
                        --------       ----

     TOTAL              100,000        66.6

(1) All grants of options have been made with exercise prices equal to fair market value at date of grant.

OPTION EXERCISES AND YEAR-END OPTION VALUES

          No options were exercised in fiscal year 1999 by any of the executive officers listed below. The following table sets forth, as of December 31, 1999, the number of stock options and the value of unexercised in-the-money stock options held by these executive officers.

                    NUMBER OF SECURITIES VALUE OF UNEXERCISED
                            UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS(1)
        NAME             OPTIONS AT DECEMBER 31, 1999          AT DECEMBER 31, 1999

                        EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                        -----------     -------------     -----------     -------------
Gerald Zarin              473,334          161,666         $168,317         $11,433
Robert Webb               103,334           26,666         $ 59,197         $ 4,573
Don Legato                 96,668           23,332         $  1,143         $ 2,286
Jeremiah F. O'Brien        86,667           38,333         $ 24,177         $ 4,573
                         --------         --------         -------          -------
        TOTAL             760,003          249,997         $252,834         $55,865

(1) The dollar value of the unexercised options has been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the option at fiscal year-end.

EXECUTIVE COMPENSATION PROGRAM

          Our executive compensation program consists of base salary, periodic incentive compensation and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all of our employees, such as medical insurance programs. In addition to the basic medical insurance program, the executive officers are eligible to participate in an enhanced medical insurance program which is available only to our executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Since 1996, Mr. Edward Bohn, a director of our company, has been acting as a consultant to us from time to time on matters specified by our President. In March 1997, Mr. Bohn entered into a consulting agreement with us pursuant to which he agreed to act as our consultant at a rate of $1,000 per day with a maximum of $2,750 per week regardless of the actual time spent on our behalf. For the years ended December 31, 1999 and 1998, Mr. Bohn received $22,008 and $35,025, respectively on account of such consulting services.

          Since 1996, Mr. Joseph A. Sarubbi, a director of our company, has been acting as a consultant to us from time to time on matters specified by our President. In that connection he has received compensation on a per diem basis of $1,000 per day. For the years ended December 31, 1999 and 1999, Mr. Sarubbi received $2,000 and $20,000, respectively, on account of such consulting services.

          On September 28, 1999, we granted Mr. Richard Ekstract, who then became a director of our company, an option to purchase 100,000 shares of our common stock at an exercise price of $2.56 per share, subject to certain performance-based vesting rules, in consideration for certain advisory and referral services to be rendered by him to our company. The option vests to the extent of 15,000 option shares (A) for each (i) OEM order obtained or (ii) alliance or partnership entered into between us and a third party as a result of the Mr. Ekstract's efforts, up to a maximum of five such orders, alliances or partnerships or an aggregate of 75,000 option shares, and (B) for which a majority of the non-employee directors of our company then in office (excluding Mr. Ekstract if he is then a non-employee director) have approved in advance each such order, partnership or alliance and also have agreed that such order, partnership or alliance would give rise to vesting of the option. The option vests for 25,000 option shares after five OEM orders have been placed with us or five alliances or partnerships with us have been created, or an aggregate of five orders, alliances or partnerships have occurred as a result of Mr. Ekstract's efforts, provided that at least two of the five vesting transactions are OEM orders. No portion of this option has yet vested.

          On May 11, 1998, we entered into a placement agency agreement with Janssen-Meyers Associates, L.P., now Roan-Meyers Associates, L.P., to act as our placement agent in a private equity placement whereby we issued 2,742,904 shares of our common stock and 2,057,207 Class A Redeemable Warrants between May 19, 1998 and June 9, 1998 for an aggregate purchase price of $7,280,546. For acting as placement agent, Janssen-Meyers received a commission of $728,055, as well as a non-accountable expense allowance of $218,416 and reimbursement of other costs. In addition, Janssen-Meyers received as part of its compensation warrants exercisable until May 11, 2003, to purchase up to (i) 688,084 shares of our common stock at prices per share ranging from $2.50 to $3.06 and (ii) 516,068 Class A Redeemable Warrants to purchase up to 516,068 shares of our common stock at a price per share of $3.24. Bruce Meyers, who purchased 270,270 shares and Peter Janssen, who purchased 154,440 shares of our common stock in the private placement, were principals of Janssen-Meyers at the time of the private placement.

          On February 14, 2000, we entered into a placement agency agreement with Janssen-Meyers, to act as our placement agent in a private equity placement whereby we issued 2,088,608 shares of our common stock and 1,044,304 common stock purchase warrants for an aggregate purchase price of $6,600,000. For acting as placement agent, Janssen-Meyers received a commission of $660,000, as well as a non-accountable expense allowance of $198,000 and reimbursement of other costs, including legal expenses relating to the offering. In addition, Janssen-Meyers received as part of its compensation warrants exercisable until March 14, 2005, to purchase up to (i) 522,159 shares of our common stock at a price per share of $3.16 and (ii) 261,080 Class B Warrants to purchase up to 261,080 shares of our common stock at a price per share of $3.95. In addition, Janssen-Meyers has been retained to perform consulting services related to corporate finance and other financial services at a fee of $5,000 a month through May 31, 2001.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The table below is based on information obtained from the persons named therein with respect to the shares of our common stock beneficially owned, as of May 31, 2000 (except as noted below), by (i) each person known by us to be the owner of more than 5% of the outstanding shares of our common stock, (ii) each director of our company, (iii) executive officers of our company, and (iv) all executive officers and directors of our company as a group.

                                                                       PERCENTAGE OF
                                           AMOUNT AND NATURE OF      OUTSTANDING SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER (1)  BENEFICIAL OWNERSHIP (2)         OWNED
----------------------------------------  ------------------------   ------------------
Gerald Zarin                                   1,054,667(3)                  9.5%
Edward Bohn                                       85,668(4)                 *
Lyle Gramley                                      55,334(5)                 *
Richard E. Ekstract                               23,000(6)                 *
Joseph A. Sarubbi                                 70,334(7)                 *
Jeremiah F. O'Brien                              119,167(8)                  1.1
Robert Webb                                      116,667(9)                  1.1
Don Legato                                      115,834(10)                  1.1
Roan-Meyers Associates, L.P.                  1,232,155(11)                 11.6
     17 State Street
     New York, NY 10004
Bruce Meyers                                  1,147,080(12)                 10.8
     c/o Roan-Meyers Associates, L.P.
     17 State Street
     New York, NY 10004

                                                                       PERCENTAGE OF
                                           AMOUNT AND NATURE OF      OUTSTANDING SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER (1)  BENEFICIAL OWNERSHIP (2)         OWNED
----------------------------------------  ------------------------   ------------------
Peter Janssen                                  634,414(13)                   5.7
     c/o Janssen Partners
     1345 Old Northern Blvd.
     Roslyn, NY 11576
Helen Burgess                                  577,854                       5.7
     40 E.  30th St., 10th Fl.
     New York, NY 10016
All executive officers and directors as a    1,645,671(14)                  14.1
group (8 persons)

------------------------
*    less than 1%

(1) Unless otherwise noted, the address of the beneficial owner is: c/o NUWAVE Technologies, Inc., One Passaic Ave., Fairfield, NJ 07004.
(2) The number of shares of Common Stock beneficially owned by each person is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after the Record Date through the exercise of any stock option, warrant or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)  Includes 601,667 shares subject to exercisable options.
(4)  Includes 85,668 shares subject to exercisable options.
(5)  Includes 35,334 shares subject to exercisable options.
(6)  Includes 15,000 shares subject to exercisable options.
(7)  Includes 35,334 shares subject to exercisable options.
(8) Includes (i) 111,167 shares subject to exercisable options and (ii) 2,500 shares subject to exercisable warrants held by Mr. O'Brien's wife, as to which Mr. O'Brien disclaims beneficial interest.
(9)  Includes 103,334 shares subject to exercisable options.
(10) Includes (i) 113,334 shares subject to exercisable options; (ii) 500 shares subject to exercisable Class A Redeemable Warrants, and (iii) 2,000 shares owned by Mr. Legato's wife, as to which Mr. Legato disclaims beneficial interest.
(11) Includes (i) 180,900 shares subject to exercisable public warrants, (ii) 444,253 shares subject to exercisable Class A Redeemable Warrants, (iii) 404,668 shares subject to exercisable Unit Warrants and (iv) 203,102 shares subject to exercisable Class B Warrants which underlie the Unit Warrants. Does not include shares owned directly by Mr. Meyers.
(12) Includes (i) 27,546 shares subject to exercisable Consultant's Warrants,
     (ii) 193,432 shares subject to exercisable Underwriter's warrants, (iii) 12,700 shares subject to exercisable public warrants, (iv) 275,807 shares subject to exercisable Class A Warrants, (v) 117,483 shares subject to exercisable Unit Warrants and (vi) 58,742 shares subject to exercisable Class B Warrants which underlie the Unit Warrants, as reported on Schedule 13D, as filed with the SEC on June 27, 2000; and excludes shares of the Company's Common Stock beneficially owned by Roan-Meyers, as to which Mr. Meyers disclaims beneficial interest.
(13) Includes (i) 234,231 shares subject to exercisable Class A Warrants, (ii) 233,818 shares subject to exercisable Unit Warrants, and (iii) 175,365 shares subject to exercisable Class A Warrants which underlie the Unit Warrants.
(14) See footnotes (1) through (10) above.


                            DESCRIPTION OF SECURITIES

GENERAL

          At a Special Meeting of Stockholders, held on February 9, 2000, our stockholders approved an amendment to our certificate of incorporation to increase the amount of shares of common stock that we are authorized to issue from 20,000,000 to 40,000,000 shares, $0.01 par value, of which 10,557,729 shares were issued and outstanding as of July 14, 2000.

COMMON STOCK

          The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of our directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of common stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available for that purpose. In the event of liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders our of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. All of the outstanding shares of our common stock are validly issued, fully paid and nonassessable.

PREFERRED STOCK

          Of the 2,000,000 shares of Preferred Stock authorized, 1,000,000 shares have been designated as Series A Convertible Preferred Shares. In 1995, we sold 600,000 shares of our Series A Convertible Preferred Shares, which shares were converted into 600,000 shares of our common stock in 1996. The Series A Convertible Preferred Shares are convertible into common stock on a one-to-one basis. The remaining 1,000,000 shares of Preferred Stock not designated may have such preferences and rights as the Board of Directors may designate.

PUBLIC WARRANTS

          The following discussion is a summary of certain terms and conditions of the public warrants contained in the warrant agreement by and among our company, American Stock Transfer & Trust Company, as warrant agent, and Rickel & Associates, as underwriters to the initial public offering of our company's securities. As such, it is qualified in its entirety by reference to the warrant agreement.

          Currently, each public warrant entitles its registered holder to purchase 1.378 shares of our common stock at a price of $3.99 per share, subject to further adjustment in certain circumstances. Unless exercised, the public warrants will automatically expire on July 3, 2001. The public warrants are separately transferable and are listed on the NASDAQ SmallCap Market under the symbol "WAVEW."

          The public warrants are redeemable by us at any time after July 3, 1997, upon notice of not less than 30 days, at a price of $.10 per public warrant, provided that the closing bid quotation of our common stock on all twenty trading days ending on the third day prior to the day on which we give notice has been at least 150% (currently $5.99, subject to certain adjustments) of the then effective exercise price of the public warrants. The holders of the public warrants have the right to exercise their warrants until the close of business on the date fixed for redemption. The public warrants were issued in registered form under a warrant agreement by and among us, American Stock Transfer & Trust Company, as warrant agent, and Rickel & Associates, as underwriters to the initial public offering of our company's securities. The exercise price and number of shares of our common stock or other securities issuable upon exercise of the public warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of our company. The public warrants are subject to adjustment for issuances of our common stock at prices below the exercise price of the public warrants.

          The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check or bank draft payable to our company, to the warrant agent for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of our common stock.

          No fractional shares will be issued upon exercise of the public warrants. However, if a warrant holder exercises all public warrants then owned of record by him, we will pay that warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of our common stock on the last trading day prior to the exercise date.

CLASS A REDEEMABLE WARRANTS

          The following discussion is a summary of certain terms and provisions of the Class A Redeemable Warrants contained in the Warrant Agreement, dated May 15, 1998, between the Company and American Stock Transfer & Trust Company (the "Warrant Agreement"). As such, it is qualified in its entirety by reference to the Warrant Agreement.

          Each Class A Warrant entitles the holder to purchase one share of Common Stock at any time until May 11, 2003 at an exercise price of $3.24 (the "Exercise Price"), subject to adjustment in certain circumstances to prevent dilution. The Class A Warrants may be exercised in whole or in part, at any time and from time to time until May 11, 2003 through a cash or cashless exercise. Unless exercised, the Class A Warrants will automatically expire on May 11, 2003.

          Under the Warrant Agreement, the Company agreed to use its best effort to file a registration statement under the Securities Act, registering the Class A Warrants and the shares of Common Stock underlying the Class A Warrants, upon demand, after December 9, 1998, and use its best efforts to have the registration statement declared effective by the Commission as soon as possible thereafter (the "Effective Date"). In the event the registration statement is not declared effective within 60 days after a demand for registration, the then number of Class A Warrants shall be increased by two percent (2%), effective as of the end of such 60 day period and by an additional two percent (2%) on each one month anniversary thereafter, until such time that the number of Class A Warrants should equal 120% of the original number of Class A Warrants. The Company agrees to keep the registration statement effective until expiration of the Class A Warrants.

          The Class A Warrants are subject to redemption by the Company at $.01 per Class A Redeemable Warrant at any time commencing 12 months after the Effective Date, or earlier with the prior written consent of Janssen-Meyers, on not less than 30 days prior written notice to the holders of the Class A Warrants, provided the average closing bid quotation of the Common Stock as reported on the Nasdaq SmallCap Market, if traded thereon, or, if not traded thereon, the average closing bid quotation of the Common Stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 250% of the then current Exercise Price of the Class A Warrants, for a period of 30 consecutive trading days ending on the day prior to the date on which the Company gives notice of redemption. The Class A Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.

          The Class A Warrants were originally issued between May 19, 1998 and June 9, 1998 in connection with a private equity placement by the Company in which Janssen-Meyers acted as the Company's placement agent. See "Management's Discussion and Analysis or Plan of Operation--Liquidity and Capital Resources."

CLASS B COMMON STOCK PURCHASE WARRANTS

          The following discussion is a summary of certain terms and provisions of the Class B Common Stock Purchase Warrants contained in the Warrant Agreement, dated March 10, 2000, between us and American Stock Transfer & Trust Company. As such, it is qualified in its entirety by reference to the Warrant Agreement.

          Each Class B Warrant entitles the holder to purchase one share of our common stock at any time until March 14, 2003 at an exercise price of $3.95 (the "Exercise Price"), subject to adjustment in certain circumstances to prevent dilution. The Class B Warrants may be exercised in whole or in part, at any time and from time to time until March 14, 2003 through a cash exercise. Unless exercised, the Class B Warrants will automatically expire on March 14, 2003.

          Under the Warrant Agreement, we agreed to use our best effort to file a registration statement under the Securities Act, registering the Class B Warrants and the shares of our common stock underlying the Class B Warrants, upon demand, after 90 days following the closing of the private placement, and use our best efforts to have the registration statement declared effective by the Commission as soon as possible thereafter. In the event the registration statement is not declared effective within 90 days after a demand for registration, the then number of Class B Warrants shall be increased by two percent (2%), effective as of the end of such 90 day period and by an additional two percent (2%) on each one month anniversary thereafter, until such time that the number of Class B Warrants should equal 120% of the original number of Class B Warrants. We agree to keep the registration statement effective until expiration of the Class B Warrants. This registration statement is being filed at the demand of the warrantholders.

          The Class B Warrants are subject to redemption by us at $.01 per Class B Warrant at any time commencing 12 months after the effective date of the registration statement, or earlier with the prior written consent of Roan-Meyers, on not less than 30 days prior written notice to the holders of the Class B Warrants, provided the average closing bid quotation of our common stock as reported on the NASDAQ SmallCap Market, if traded thereon, or, if not traded thereon, the average closing bid quotation of our common stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 250% of the then current exercise price of the Class B Warrants, for a period of 30 consecutive trading days ending on the day prior to the date on which we give notice of redemption. The Class B Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.

          The Class B Warrants were originally issued as of March 14, 2000 in connection with a private equity placement by the Company in which Roan-Meyers acted as our placement agent. See "Management's Discussion and Analysis or Plan of Operation--Liquidity and Capital Resources."

DIVIDENDS

          To date, we have not declared or paid any dividends on our common stock. The payment by us of dividends, if any, is within the discretion of the Board of Directors and will depend on our earnings, if any, our capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings for use in our business operations.

TRANSFER AGENT AND WARRANT AGENT

          The transfer agent for the common stock is, and the warrant agent for the common stock purchase warrants is, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York.

                              SELLING STOCKHOLDERS

          We have agreed with the selling stockholders to register the shares of common stock, the shares of common stock underlying Class B Warrants, and the Class B Warrants that we had issued. We also agreed to use our best efforts to keep the registration statement effective until the Warrants expire. If the registration statement is not declared effective within 90 days after a demand for registration, the then number of Warrants will be increased by two percent (2%), effective as of the end of that 90 day period and by an additional two percent (2%) on each one month anniversary thereafter, until the number of warrants should equal 120% of the original number of Warrants issued in the private placement. Our registration of the shares and warrants does not necessarily mean that the selling stockholder will sell all or any of the shares or Warrants.

          The shares and Warrants offered by this prospectus may be offered from time to time by the stockholders listed in the following table. Each selling stockholder will determine the number of shares or Warrants he may sell and the timing of his sales. The information provided in the following table relates to the selling stockholders who acquired an aggregate of 2,088,608 shares of common stock and an aggregate of 1,044,304 Class B Warrants in the March 14, 2000 private equity placement and includes the placement agent, who received unit warrants exercisable for common stock and Class B Warrants in the March 14, 2000 private placement. The balance of 1,827,543 shares of common stock covered by this prospectus will be acquired upon the exercise of Class B Warrants and Placement Agent Unit Warrants, and the balance of 261,080 Class B Warrants covered by this prospectus will be acquired upon the exercise of Placement Agent Unit Warrants.

                                              BEFORE THE OFFERING       AFTER THE OFFERING
                                      ------------------------------ -----------------------
                                        TOTAL
                                        NUMBER    NUMBER                NUMBER
                                          OF        OF                    OF
                                        SHARES    SHARES                SHARES
                                          OF        OF     NUMBER OF      OF       NUMBER OF
                                        COMMON    COMMON    CLASS B     COMMON      CLASS B
                                        STOCK     STOCK     WARRANTS    STOCK      WARRANTS
 NAME OF BENEFICIAL OWNER(1)             HELD*  OFFERED**   OFFERED      HELD*       HELD
-------------------------------       --------- ---------- --------- ------------ ----------
Robert Strougo                           8,950      6,054     2,018        2,896      0
Jeffrey L. Stanger                      17,211      9,460     3,153        7,751      0
Richard M. Konover                      40,152     11,352     3,784       18,800      0
Jack Nagel Family Living Trust          77,033     56,762    18,921       20,271      0
F. Bradford Wilson, Jr.                  8,335      8,325     2,775           10      0
Roenzo M. Sangiorgi & Nancy
  Sangiorgi                              9,460      9,460     3,153            0      0
Gil Lombard Jr                          15,137     15,137     5,046            0      0
Richard Koral and Cynthia Koral         18,921     18,921     6,307            0      0
N. Jack Alhadeff                         9,460      9,460     3,153            0      0
Michael F. Stone                       225,365    151,365    50,455       74,000      0
Lore E. Stone Trust                     47,489     26,489     8,830       21,000      0

                                              BEFORE THE OFFERING       AFTER THE OFFERING
                                      ------------------------------ -----------------------
                                        TOTAL
                                        NUMBER    NUMBER                NUMBER
                                          OF        OF                    OF
                                        SHARES    SHARES                SHARES
                                          OF        OF     NUMBER OF      OF       NUMBER OF
                                        COMMON    COMMON    CLASS B     COMMON      CLASS B
                                        STOCK     STOCK     WARRANTS    STOCK      WARRANTS
 NAME OF BENEFICIAL OWNER(1)             HELD*  OFFERED**   OFFERED      HELD*       HELD
-------------------------------       --------- ---------- --------- ------------ ----------
Carlos Neves & Mario Neves               3,784      3,784     1,261            0      0
Jacob Majnemer                          10,465      7,569     2,523        2,896      0
Lea Adar                                 4,949      4,730     1,577          219      0
Ed Miller Trust                         29,365      4,635     1,545       24,730      0
The Arnold & Esther Fischer
  Family Trust                          75,683     75,683    25,228            0      0
Douglas M. Colbert                      12,023      7,569     2,523        4,454      0
Robert Seguso                          145,015     94,603    31,534       50,412      0
Richard N. Houlding                     18,921     18,921     6,307            0      0
Orlando Cartaya                          6,680      3,784     1,261        2,896      0
William H. Fullerton Trust             100,374     40,374    13,458       60,000      0
Highland Properties Inc                 18,920     18,920     6,306            0      0
James Rhodes                            44,414     25,732     8,577       18,682      0
Michael F. Merollis                     12,109     12,109     4,036            0      0
Howard C. Chiten & Charlote D. Chiten   20,121     18,921     6,307        1,200      0
Ben Iorio & Perla Maisonette             7,077      7,077     2,359            0      0
Michael Deluca & Debbie Deluca          12,852     11,352     3,784        1,500      0
Michael L. McClung                      37,842     37,842    12,614            0      0
Douglas R. Feurring                     37,483     15,894     5,298       21,589      0
Robert Schmier                          19,031     18,921     6,307          110      0
Melvyn Weiss                           135,079    75,683     25,228       59,396      0
Daniel Huntley                          56,406      9,460     3,153       46,946      0
Michael Rosner                          20,485     13,245     4,415        7,240      0
Jesse Grossman Acct'y Corp.
  Retirement Trust                      33,244      9,460     3,153       23,784      0
Andrew R. Stillman                      25,935     22,705     7,568        3,230      0
Robert Cohen & Nanette Koryn            19,037     13,245     4,415        5,792      0
Solomon Smith Barney C/B/O
  Bonnie M. Pensenstadler IRA            3,784      3,784     1,261            0      0
Wayne J. Pensenstadler and
  Bonnie M. Pensenstadler               22,048      7,569     2,523       14,479      0
Travis L. Pensenstadler                  3,784      3,784     1,261            0      0
Gerald Cohen                            16,865     13,245     4,415        3,620      0
Patrick Bertagna & Mary Cesario          7,569      7,569     2,523            0      0
Irwin Zalcberg                          56,762     56,762    18,921            0      0
H.A.A. Inc. (3)                        113,524    113,524    37,841            0      0
Magsi Partners (4)                      37,842     37,842    12,614            0      0
Peter Rettman                           18,921     18,921     6,307            0      0
Arthur Cohen                            37,842     37,842    12,614            0      0
Raymond Anton                           18,921     18,921     6,307            0      0
Jonathan Spanier                        56,762     56,762    18,921            0      0
Scott M. Cable                          37,842     37,842    12,614            0      0
Elias T. Danho & Mary Danho              4,920      4,920     1,640            0      0
James J. Binns Jr.                      35,949     35,949    11,983            0      0
Amy Binns Ives                          17,028     17,028     5,676            0      0
James J. Binns                          45,986     17,028     5,676       28,958      0
Merrill Lynch C/B/O James J. Binns
  IRA                                   11,352     11,352     3,784            0      0

                                              BEFORE THE OFFERING       AFTER THE OFFERING
                                      ------------------------------ -----------------------
                                        TOTAL
                                        NUMBER    NUMBER                NUMBER
                                          OF        OF                    OF
                                        SHARES    SHARES                SHARES
                                          OF        OF     NUMBER OF      OF       NUMBER OF
                                        COMMON    COMMON    CLASS B     COMMON      CLASS B
                                        STOCK     STOCK     WARRANTS    STOCK      WARRANTS
 NAME OF BENEFICIAL OWNER(1)             HELD*  OFFERED**   OFFERED      HELD*       HELD
-------------------------------       --------- ---------- --------- ------------ ----------
CIBC Oppenheimer C/B/O James J.
  Binns PC, Basic Pension Plans         11,352     11,352     3,784            0      0
Leonid Khutorsky                         9,798      5,298     1,766        4,500      0
David Jaroslawicz                       33,400     18,921     6,307       14,479      0
Robert Baron                             9,460      9,460     3,153            0      0
Congregation Khal  Minchas
  Chinuch (5)                           37,842     37,842    12,614            0      0
Dean V. Altman                          18,921     18,921     6,307            0      0
Arthur L. Ulene & Priscilla Ulene,
  Trustees U/T/D F/B/O Arthur &
  Priscilla Ulene Rev. Trust            18,921     18,921     6,307            0      0
Scott Richardson                         3,784      3,784     1,261            0      0
John G. Garell                          57,262     56,762    18,921          500      0
R.L. Capital Management (6)             18,921     18,921     6,307            0      0
RL Capital Partners (7)                 56,762     56,762    18,921            0      0
Anthony G. Polak "S" (8)                 9,460      9,460     3,153            0      0
S. Edmond Farber                         9,460      9,460     3,153            0      0
Domaco Venture Capital Fund (10)         9,460      9,460     3,153            0      0
Ronald Suster                           87,558     80,058    26,686        7,500      0
Philip A. Merdinger                     21,352     11,352     3,784       10,000      0
Thomas R. Severns                       17,852     11,352     3,784        6,500      0
Azriel Nagar                            16,352     11,352     3,784        5,000      0
Yvonne Schell                           10,521      5,676     1,892        4,845      0
Dale Bearden                            45,653     44,653    14,884        1,000      0
Robert Coar                              9,284      3,784     1,261        5,500      0
Michael P. Carr Revocable Trust         22,799      7,569     2,523       15,230      0
Mark Alloy                              31,839     18,921     6,307       12,918      0
Bay Shore Trading Co. (10)             193,371    193,371    64,457            0      0
Tyman Services Inc. (11)                37,842     37,842    12,614            0      0
Steven Tirrell                           8,581      8,581     2,860            0      0
Verne Rainey                             6,357      6,357     2,119            0      0
Jack Threadgill                         11,867     11,867     3,956            0      0
Larry Lynch                             11,867     11,867     3,956            0      0
Raymond S. Bregante, Trustee of the
  Raymond S. Brigante Rev. Liv. Trust
  U/A/D dated 2/12/89                   23,734     23,734     7,911            0      0
Sam Mushnikow                           11,867     11,867     3,956            0      0
Paul R. Alter                           11,867     11,867     3,956            0      0
Aaron J. Fischer                        47,469     47,469    15,823            0      0
Stewart A. Shiman                       47,469     47,469    15,823            0      0
Edwin K. Dimes                          23,734     23,734     7,911            0      0
Craig Bruck                              3,784      3,784     1,261            0      0
County Communications (12)              37,842     37,842    12,614            0      0
Sumida Corp. (13)                       13,009     12,009     4,036        1,000      0
Spags Investment Group (14)             37,842     37,842    12,614            0      0
David Banker                            18,921     18,921     6,307            0      0
Frank E. Weitzman IRA                    9,460      9,460     3,153            0      0
Jerome Ash                               3,784      3,784     1,261            0      0

                                              BEFORE THE OFFERING       AFTER THE OFFERING
                                      ------------------------------ -----------------------
                                        TOTAL
                                        NUMBER    NUMBER                NUMBER
                                          OF        OF                    OF
                                        SHARES    SHARES                SHARES
                                          OF        OF     NUMBER OF      OF       NUMBER OF
                                        COMMON    COMMON    CLASS B     COMMON      CLASS B
                                        STOCK     STOCK     WARRANTS    STOCK      WARRANTS
 NAME OF BENEFICIAL OWNER(1)             HELD*  OFFERED**   OFFERED      HELD*       HELD
-------------------------------       --------- ---------- --------- ------------ ----------
Wayne M. Wilde                           9,460      9,460     3,153            0      0
Paul Rosenberg                           7,569      7,569     2,523            0      0
D.H. Blair Investment Banking
  Corp. (15)                            94,603     94,603    31,534            0      0
George Albert Kasprzyk                   5,676      5,676     1,892            0      0
Richard Rozzi                           47,469     47,469    15,823            0      0
John Hursh                              11,867     11,867     3,956            0      0
Blair Kittleson                         11,867     11,867     3,956            0      0
Howard Commander                        21,220     14,001     4,667        7,219      0
Kenneth S. Werner and Tammy
  R. Werner                              3,784      3,784     1,261            0      0
Robert R. Hall                          37,842     37,842    12,614            0      0
Arthur Bollon                            7,190      7,190     2,397            0      0
Lawrence MacDonald & Barry Barggren     23,521     18,921     6,307        4,600      0
AIG Soundshore Holdings Ltd. (16)      284,846    284,846    94,949            0      0
AIG Soundshore Opportunity
  Holding Fund Ltd. (16)                91,638     91,638    30,546            0      0
AIG Soundshore Strategic
  Holding Fund Ltd. (16)                50,732     50,732    16,911            0      0
Roan-Meyers Associates, L.P. (17)    1,232,155    607,002   202,334      625,153      0
Bruce Meyers (18)                    1,147,080    117,483    58,742    1,029,597      0

* Includes shares underlying presently exercisable public warrants, Class A warrants and Class B warrants.
** Includes shares underlying presently exercisable warrants.

(1) Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.
(2)  Highland Properties Inc. is an entity controlled by Michael Jischee.
(3)  H.A.A. Inc. is an entity controlled by Aron Langsam.
(4)  Magsi Partners is an entity controlled by Charles Schwartz.
(5)  Congregation Khal Minchas Chiruch is an entity controlled by Chaim Babad.
(6)  R.L. Capital Management is an entity controlled by Ronald Lazar.
(7)  R.L. Capital Partners is an entity controlled by Ronald Lazar.
(8)  Anthony G. Polak "S" is an entity controlled by Anthony G. Polak.
(9)  Domaco Venture Capital Fund is an entity controlled by Jack Polak.
(10) Bay Shore Trading Co. is an entity controlled by Avi Dan.
(11) Tyman Services Inc. is an entity controlled by Zohar Tyman.
(12) County Communications is an entity controlled by Joel Haggin.
(13) Sumida Corp. is an entity controlled by Izzy Heinflina.
(14) Spags Investment Group is an entity controlled by Yosev Kuzoush.
(15) D.H. Blair Investment Banking Corp. is an entity controlled by David Machamie.
(16) AIG Soundshore Holdings Ltd. is an entity controlled by Anthony Giordano.
(17) Roan-Meyers Associates, L.P., is an entity controlled by Bruce Meyers.
(18) Includes shares underlying presently exercisable Unit Warrants.

          Except as noted above, none of the selling stockholders has had a material relationship with our company or any of our affiliates within the past three years other than as a result of the ownership of the securities offered or as a result of entering into those agreements in connection with our private equity placement on March 14, 2000, pursuant to which the selling stockholders acquired the common stock, the Class B Warrants and the Placement Agent Unit

Warrants. In connection with the private equity placement, each of the selling stockholders has represented to us in writing that he, she or it is an accredited investor within the meaning of the Securities Act.

          The securities offered hereby by the selling stockholders have been acquired or will be acquired pursuant to the Private Placement Agreement, the Placement Agent's Agreement and/or upon exercise of the Class B Warrants or the Placement Agent Unit Warrants. In accordance with the private placement agreements, we agreed to register the securities for resale by the selling stockholders to permit such resales from time to time in the market or in privately-negotiated transactions.

          We have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration of the securities.

                              PLAN OF DISTRIBUTION

          The selling stockholders have advised us that, prior to the date of this prospectus, they have not made any agreement or arrangement with any underwriters, brokers or dealers regarding the distribution and resale of the securities. If we are notified by a selling stockholder that any material arrangement has been entered into with an underwriter for the sale of the securities, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate:

          o    the name of the participating underwriter;

          o    the number of the securities involved;

          o the price at which the securities are sold, the commissions paid or discounts or concessions allowed to such underwriter; and

          o    other facts material to the transaction.

          We expect that the selling stockholders will sell their securities covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the securities in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We expect the selling stockholders to sell their warrants, if at all, through private sales. The selling stockholders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling stockholders and any broker-dealers that participate with the selling stockholders in the distribution of the securities may be deemed to be underwriters and commissions received by them and any profit on the resale of the securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling stockholders will sell any or all of the securities offered by them hereunder.

          Sales of the shares of common stock on the NASDAQ SmallCap Market or other trading system may be made by means of one or more of the following:

          o a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus; and

          o ordinary brokerage transactions and transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

          The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of shares at less than market prices may depress the market price of our common stock. Moreover, the selling stockholders are not restricted as to the number of shares which may be sold at any one time.

          We have agreed to pay all of the expenses incident to the offer and sale of the shares to the public by the selling stockholders other than commissions and discounts of underwriters, dealers or agents. In addition, we and the selling stockholders have agreed to indemnify each other and certain persons, including broker-dealers or others, against certain liabilities in connection with the offering of the common stock, including liabilities arising under the Securities Act.

          We have advised the selling stockholders that the anti-manipulative rules under the Exchange Act, including Regulation M, may apply to sales in the market of the shares offered hereby, and we have furnished the selling stockholders with a copy of such rules. We have also advised the selling stockholders of the requirement for the delivery of this prospectus in connection with resales of the shares offered hereby.

          We have been advised by each selling stockholder that it will comply with Regulation M promulgated under the Exchange Act in connection with all resales of the securities offered hereby. We have also been advised by the
selling stockholders that none of them has, as of       , 2000, entered into any
                                                  ------
arrangement with a broker-dealer for the sale of the securities through block trade, special offering, exchange distribution or secondary distribution of a purchase by a broker-dealer.

                                  LEGAL MATTERS

          Legal matters in connection with the validity of the shares of common stock and Class B Warrants offered hereby will be passed upon for us by Thelen Reid & Priest LLP, New York, New York.

                                     EXPERTS

          The balance sheet of the Company as of December 31, 1999, and the statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1999 and the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1999, included in this Prospectus and in the related Registration Statement, have been audited by Richard A. Eisner & Company, LLP, independent accountants, as stated in their report appearing herein, and are included in reliance on the report of such firm given on their authority as experts in accounting and auditing. The Richard A. Eisner & Company, LLP opinion in part relies on the report of PricewaterhouseCoopers LLP.

          The statements of operations and cash flows of the Company for the period from July 17, 1995 (inception) to December 31, 1995 and for the year ended December 31, 1996 (not presented separately herein), included in the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1999, and the related statement of stockholders' equity for the period from July 17, 1995 (inception) to December 31, 1995 and for the year ended December 31, 1996 have been included in this prospectus and in the related Registration Statement, in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

          We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock and the warrants offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock, our Class B Warrants and us, please review the Registration Statement, including exhibits, schedule and reports filed as a part thereof. Statements in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedule thereto, may be inspected without charge at the principal office of the public reference facilities maintained by the SEC at Room 1024 at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; or at its offices at Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, IL 60661; or Seven World Trade Center, 13th Floor, New York, NY 10048. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC, including the Company. The common stock of the Company is quoted on the NASDAQ SmallCap Market.

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----

Reports of Independent Accountants.................................... F-2 - F-3

Balance Sheet as of December 31, 1999.................................    F-4

Statements of Operations for the years ended December 31, 1998 and
  December 31, 1999 and for the cumulative period from July 17, 1995
  (inception) to December 31, 1999....................................    F-5

Statement of Stockholders' Equity for cumulative period from
  July 17, 1995 (inception) to December 31, 1999......................    F-6

Statements of Cash Flows for the years ended December 31, 1998 and
  December 31, 1999 and for the cumulative period from July 17, 1995
  (inception) to December 31, 1999....................................    F-9

Notes to Financial Statements.........................................    F-10

Balance Sheet as of March 31, 2000 (unaudited)........................    F-22

Statement of operations -
  for the three-month periods ended March 31, 1999 (unaudited)
  and March 31, 2000 (unaudited) and for the period from
  July 17, 1995 (inception) to March 31, 2000 (unaudited).............    F-23

Statements of cash flows -
  for the three-month periods ended March 31, 1999 (unaudited)
  and March 31, 2000 (unaudited) and for the period from
  July 17, 1995 (inception) to March 31, 2000 (unaudited).............    F-24

Notes to Condensed Financial Statements...............................    F-26

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
NUWAVE Technologies, Inc.
Fairfield, New Jersey

We have audited the accompanying balance sheet of NUWAVE Technologies, Inc. (a development stage enterprise) as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1999 and the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The amounts for the period from July 17, 1995 (inception) to December 31, 1996, included in the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1999, were audited by other accountants whose report dated March 26, 1997, expressed an unqualified opinion on such amounts.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other accountants provide a reasonable basis for our opinion.

In our opinion based upon our audits and the report of the other accountants, the financial statements referred above present fairly, in all material respects, the financial position of NUWAVE Technologies, Inc. as of December 31, 1999, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1999 and the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1999, in conformity with generally accepted accounting principles.



Richard A. Eisner & Company, LLP

Florham Park, New Jersey
March 1, 2000
With respect to Note 11
March 17, 2000

--------------------------------------------------------------------------------
                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of NUWAVE Technologies, Inc.

          We have audited the statement of operations, cash flows of NUWAVE Technologies, Inc. (a development stage enterprise) for the period from July 17, 1995 (inception) to December 31, 1995 and for the year ended December 31, 1996 (not presented separately herein), included in the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1999, and the related statement of stockholders' equity for the period from July 17, 1995 (inception) to December 31, 1995 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts or disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the results of operations and cash flows of NUWAVE Technologies, Inc. for the period from July 17, 1995 (inception) to December 31, 1995 and for the year ended December 31, 1996, included in the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                        PricewaterhouseCoopers LLP

New York, New York
March 26, 1997

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  BALANCE SHEET

                                                                    December 31,
                                                                        1999
                                                                    ------------
                                     ASSETS

Current assets:
  Cash and cash equivalents.....................................    $ 1,969,292
  Inventory.....................................................         40,889
  Prepaid expenses and other current assets.....................         96,985
                                                                    ------------
    Total current assets........................................      2,107,166

Property and equipment..........................................        100,666
Other Assets....................................................         64,131
Deferred tax benefits...........................................        908,350
                                                                    ------------
    Total assets................................................    $ 3,180,313
                                                                    ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities......................    $   274,555
                                                                    ------------
    Total liabilities...........................................        274,555
                                                                    ------------
Commitments and contingencies
Stockholders' equity:
  Series A  Convertible Preferred Stock, noncumulative,
   $.01 par value; authorized 400,000 shares; issued
   and outstanding - none.......................................
  Preferred stock, $.01 par value; authorized 1,000,000
   shares; issued and outstanding - (such preferences and
   rights to be designated by the Board of Directors)...........
  Common stock, $.01 par value; authorized 20,000,000
   shares; as of December 31, 1999; issued and
   outstanding 8,468,889 shares.................................         84,689
  Additional paid in capital....................................     18,699,268
  Deficit accumulated during the development stage..............    (15,878,199)
                                                                    ------------
    Total stockholders' equity..................................      2,905,758
                                                                    ------------
    Total liabilities and stockholders' equity..................    $ 3,180,313
                                                                    ============


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                                                          CUMULATIVE
                                                                             FROM
                                                                        JULY 17, 1995
                                               YEAR          YEAR        (INCEPTION)
                                               ENDED         ENDED            TO
                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                               1998          1999            1999
                                          -------------  ------------- --------------
Net Sales................................  $    12,545    $    16,553   $     39,373
Cost of Sales............................       (4,906)        (2,200)       (11,320)
                                          -------------  ------------- --------------
                                                 7,639         14,353         28,053
                                          -------------  ------------- --------------
Operating expenses:
Research and development expenses........  $(1,572,364)   $  (938,745)  $ (6,319,909)
General and administrative expenses......   (2,646,409)    (2,503,812)    (9,712,452)
                                          -------------  ------------- --------------
                                            (4,218,773)    (3,442,557)   (16,032,361)
                                          -------------  ------------- --------------
  Loss from operations...................   (4,211,134)    (3,428,204)   (16,004,308)
                                          -------------  ------------- --------------
Other income (expense):
  Interest income........................      212,863        174,086        742,065
  Interest expense.......................                      (5,709)      (337,251)
  Rave settlement costs..................                    (338,895)      (338,895)
                                          -------------  ------------- --------------
                                               212,863       (170,518)        65,919
                                          -------------  ------------- --------------
Net loss before benefit for income taxes
  and extraordinary item.................   (3,998,271)    (3,598,722)   (15,938,389)
  Benefit for income taxes...............                     908,350        908,350
                                          -------------  ------------- --------------
Net loss before extraordinary item.......   (3,998,271)    (2,690,372)   (15,030,039)
  Extraordinary item.....................                                   (848,160)
                                          -------------  ------------- --------------
  Net loss...............................  $(3,998,271)   $(2,690,372)  $(15,878,199)
                                          =============  ============= ==============
Basic and diluted loss per share:
  Weighted average number of
   common shares outstanding.............    7,259,896      8,419,644
                                          =============  =============
  Basic and diluted loss per share.......  $     (0.55)   $     (0.32)
                                          =============  =============


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                        SERIES A                                                          DEFICIT
                                      CONVERTIBLE                                                        ACCUMULATED
                                     PREFERRED STOCK        COMMON STOCK        ADDITIONAL   DEFERRED    DURING THE
                                  -------------------- -----------------------   PAID-IN      EQUITY     DEVELOPMENT
                                   SHARES     AMOUNT      SHARES     AMOUNT      CAPITAL      COSTS        STAGE        TOTAL
                                  --------- ---------- ------------ ---------- ------------ ------------ ----------- -----------
Common shares issued in
  connection with the
  formation of the company.....                          2,060,000    $20,600                                         $  20,600
Common shares returned
  and retired without
  consideration................                           (125,000)    (1,250)  $    1,250
Sale of Series A
  convertible preferred
  stock for cash of $1.50
  per share....................    600,000   $  6,000                              894,000                              900,000
Common shares issued with
  initial bridge notes
  payable for cash of
  $1.50 per share..............                             70,000        700      104,300                              105,000
Costs incurred in
  connection with equity
  financing....................                                                               $ (38,400)                (38,400)
Net loss for the period
  from July 17, 1995
  (inception) to
  December 31, 1995............                                                                           $(910,591)   (910,591)
                                  --------- ---------- ------------ ---------- ------------ ------------ ----------- -----------
Balance at December 31, 1995...    600,000      6,000    2,005,000     20,050      999,550      (38,400)   (910,591)     76,609
Common shares issued in
  connection with the
  exchange of the initial
  bridge notes for 14
  bridge units.................                             70,000        700      139,300                              140,000
Common shares issued with
  bridge notes payable
  for cash of $2.00 per share..                            330,000      3,300      656,700                              660,000
Costs incurred in
  connection with the
  private placement
  offering relating to
  the equity financing.........                                                   (134,000)      13,400                (120,600)
Common shares issued in
  connection with the
  initial public offering
  for cash of $5.00 per share..                          2,300,000     23,000   11,477,000                           11,500,000
2,530,000 common stock
  purchase warrants
  issued in connection
  with the initial public
  offering for cash of
  $0.10 per warrant............                                                    253,000                              253,000
220,000 common stock
  purchase warrants and
  220,000 redeemable
  warrants issued to the
  underwriter in
  connection with the
  initial public offering
  for cash of $10.00...........                                                         10                                   10
Conversion of 600,000
  preferred shares into
  600,000 common shares
  in connection with the
  initial public offering......   (600,000)    (6,000)     600,000      6,000                                                --


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                        SERIES A                                                          DEFICIT
                                      CONVERTIBLE                                                        ACCUMULATED
                                     PREFERRED STOCK        COMMON STOCK        ADDITIONAL   DEFERRED    DURING THE
                                  -------------------- -----------------------   PAID-IN      EQUITY     DEVELOPMENT
                                   SHARES     AMOUNT      SHARES     AMOUNT      CAPITAL      COSTS        STAGE        TOTAL
                                  --------- ---------- ------------ ---------- ------------ ------------ ----------- -----------
Costs incurred in
  connection with the
  initial public offering.......                                                (2,214,582)      25,000              (2,189,582)
Common shares issued in
  connection with the
  exercise of 20,000
  stock options for cash
  of $1.50 per share............                            20,000        200       29,800                               30,000
Net loss for the year
  ended December 31, 1996.......                                                                         (4,430,649) (4,430,649)
                                  --------- ---------- ------------ ---------- ------------ ------------ ----------- -----------
Balance at December 31, 1996....        --         --    5,325,000    $53,250  $11,206,778           -- $(5,341,240) $5,918,788

Common shares issued in
  connection with the
  exercise of 23,334
  stock options for cash
  of $2.00 per share............                            23,334        233       46,435                               46,668
Net loss for the year
  ended December 31, 1997.......                                                                         (3,848,316) (3,848,316)
                                  --------- ---------- ------------ ---------- ------------ ------------ ----------- -----------
Balance at December 31, 1997....                   --    5,348,334    $53,483  $11,253,213           -- $(9,189,556) $2,117,140

Common shares issued in connec-
  tion with a private placement
  for cash of $3.95 per share
  with 50,000 warrants and
  50,000 supplemental
  warrants......................                           253,485      2,535      997,465                            1,000,000
Costs incurred in connection
  with private placement........                                                  (140,652)                            (140,652)
Common shares issued in
  connection with the
  exercise of 11,666
  stock options for cash
  of $2.00 per share............                            11,666        117       23,215                               23,332
Warrants to purchase
  common stock issued in
  connection with a
  consulting agreement..........                                                   217,040                              217,040
2,742,904 common shares
  issued with 2,057,207 class
  A warrants to purchase common
  shares in connection with a
  private placement for a cash
  price ranging from $2.50 to
  $3.06 per share...............                         2,742,904     27,429    7,253,117                            7,280,546
18.2 Unit Warrants issued
  in connection with
  private placement.............                                                         6                                    6
Costs incurred in
  connection with private
  placement.....................                                                (1,244,990)                          (1,244,990)
Net loss for the year
  ended December 31, 1998.......                                                                         (3,998,271) (3,998,271)
                                  --------- ---------- ------------ ---------- ------------ ------------ ----------- -----------
Balance at December 31, 1998....        --         --    8,356,389     83,564   18,358,414           -- (13,187,827)  5,254,151


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                        SERIES A                                                          DEFICIT
                                      CONVERTIBLE                                                        ACCUMULATED
                                     PREFERRED STOCK        COMMON STOCK        ADDITIONAL   DEFERRED    DURING THE
                                  -------------------- -----------------------   PAID-IN      EQUITY     DEVELOPMENT
                                   SHARES     AMOUNT      SHARES     AMOUNT      CAPITAL      COSTS        STAGE        TOTAL
                                  --------- ---------- ------------ ---------- ------------ ------------ ----------- -----------
Issuance of common stock
  in connection with an
  arbitration settlement.......                            100,000      1,000      145,200                              146,200
Issuance of options in
  connection with an
  arbitration settlement.......                                                     17,695                               17,695
Common shares issued in
  connection with the
  exercise of 12,500
  stock options for cash
  of $1.462 per share..........                             12,500        125       18,150                               18,275
Costs incurred in connection
  with private placement.......                                                    (44,638)                             (44,638)
Warrants to purchase common
  stock issued in connection
  with a consulting agreement..                                                    204,447                              204,447
Net loss for the year ended
  December 31, 1999............                                                                          (2,690,372) (2,690,372)
                                  --------- ---------- ------------ ---------- ------------ ------------ ----------- -----------
Balance at December 31, 1999...         --   $     --    8,468,889    $84,689  $18,699,268   $      -- $(15,878,199) $2,905,758
                                  ========= ========== ============ ========== ============ ============ =========== ===========


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                                         CUMULATIVE
                                                                                             FROM
                                                                                        JULY 17, 1995
                                                               YEAR            YEAR       (INCEPTION)
                                                              ENDED           ENDED           TO
                                                           DECEMBER 31,    DECEMBER 31,  DECEMBER 31,
                                                                1998           1999           1999
                                                          --------------- -------------- --------------
Cash flows from operating activities:
  Net loss...............................................   $ (3,998,271)  $ (2,690,372)  $(15,878,199)
  Adjustments to reconcile net loss to net cash used
   in operating activities:..............................
  Extraordinary item.....................................                                      848,160
  Depreciation expense...................................         52,690         52,026        166,786
  Amortization of unamortized debt discount..............                                      168,778
  Amortization of deferred financing costs...............                                       89,062
  (Increase) Decrease in inventory.......................         10,745          8,184        (40,889)
  (Increase) Decrease in prepaid expenses and other
   current assets........................................        (15,730)        29,749        (96,986)
  (Increase) Decrease in other assets....................        (80,079)        98,148        (64,131)
  (Increase) in deferred tax benefits....................                      (908,350)      (908,350)
  Increase in accounts payable and accrued liabilities...        107,578         13,354        274,555
  Issuance of warrants in connection with consultant
   agreements............................................        217,040        204,447        421,487
  Issuance of common stock in connection with an
   arbitration settlement................................                       146,200        146,200
  Issuance of options in connection with an
   arbitration settlement................................                        17,695         17,695
  Issuance of common stock for services rendered.........                                       20,600
                                                          --------------- -------------- --------------
    Net cash used in operating activities................     (3,706,027)    (3,028,919)   (14,835,232)
                                                          --------------- -------------- --------------
Cash flows from investing activities:
  Purchase of property and equipment.....................        (60,247)       (41,663)      (267,451)
                                                          --------------- -------------- --------------
    Net cash used in investing activities................        (60,247)       (41,663)      (267,451)
                                                          --------------- -------------- --------------
Cash flows from financing activities:
  Proceeds from sales of Series A Convertible
   Preferred Stock.......................................                                      900,000
  Proceeds from issuance of initial bridge units.........                                      350,000
  Proceeds from issuance of bridge units, net of
   exchange of initial bridge notes......................                                    1,650,000
  Proceeds from IPO......................................                                   11,753,010
  Proceeds from equity offering - February 6, 1998.......      1,000,000                     1,000,000
  Proceeds from equity offering May 19 to June 6, 1998...      7,280,546                     7,280,546
  Repayment of notes issued in connection with initial
   bridge notes..........................................                                   (2,000,000)
  Costs incurred for equity offerings and warrants.......     (1,385,636)       (44,638)    (3,778,856)
  Issuance of common stock in connection with exercise
   of stock options......................................         23,332         18,275        118,275
  Release of restricted cash.............................        145,403         76,078             --
  Deferred financing costs...............................                                     (201,000)
                                                          --------------- -------------- --------------
  Net cash provided by financing activities..............      7,063,645         49,715     17,071,975
                                                          --------------- -------------- --------------
  Net increase (decrease) in cash and cash equivalents...      3,297,371     (3,020,867)     1,969,292
Cash and cash equivalents at the beginning of the period.      1,692,788      4,990,159             --
  Cash and cash equivalents at the end of the period.....   $  4,990,159   $  1,969,292   $  1,969,292
                                                          =============== ============== ==============
Supplemental disclosure of cash flow information:
  Interest paid during the period........................                  $      5,709   $     79,411
                                                                          ============== ==============
Supplemental disclosure of non cash investing and
 financing activities:

  Deferred financing costs incurred in connection with
   the exchange of the initial bridge notes for 14
   bridge units..........................................                                 $    140,000
                                                                                         ==============
  Deferred equity costs charged to additional paid in
   capital in connection with the PPO....................                                 $     13,400
                                                                                         ==============
  Deferred financing costs charged to additional
   paid-in capital in connection with the IPO............                                 $     25,000
                                                                                         ==============
  600,000 Series A Convertible Preferred Stock
   converted into Common Stock...........................                                 $      6,000
                                                                                         ==============


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

1.        ORGANIZATION AND BUSINESS

          NUWAVE Technologies, Inc. (the "Company"), a development stage enterprise, was incorporated in Delaware on July 17, 1995. It has had only a limited operating history and has had only limited sales of its products to date. Since its inception in July 1995, the Company has been engaged primarily in the research and development of proprietary video enhancement technology designed to significantly enhance video output devices with clearer sharper details and more vibrant colors when viewed on the display screen. This technology is known as the NUWAVE Video Processor ("NVP") technology. The Company intends to license this technology or have it manufactured in the form of Application Specific Integrated Circuits ("ASIC") through third parties and to directly market products which use this technology to improve picture quality in set-top boxes, televisions, VCR's, DVD's, camcorders and other video devices. In addition to the NVP technology the Company has recently completed development of proprietary software technology with the ability to digitally enhance both pictures and videos on PC's while the user is surfing the Internet or working offline. The Company conducts its operations primarily in the United States.

          There is no assurance that the Company's research and development and marketing efforts will be successful, that the Company will ever have commercially accepted products, or that the Company will achieve significant sales of any such products. The Company has incurred net losses and negative cash flows from operations since its inception. In addition, the Company operates in an environment of rapid change in technology and is dependent upon the services of its employees and its consultants. If the Company is unable to successfully market its NUWAVE Video Processor and related products it is unlikely that the Company could continue its business.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates relate to the valuation allowance in connection with deferred tax assets. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

          Cash and cash equivalents include all cash balances, money market instruments, and other highly liquid investments with insignificant interest rate risk and original maturities of three months or less. At December 31, 1999, $1,969,292 of money market accounts and commercial checking accounts, the fair value of which approximate cost, are included in cash and cash equivalents.

INVENTORY

          Inventory is stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

          Property and equipment are recorded at cost less accumulated depreciation. The cost of maintenance and repairs is charged against results of operations as incurred.

          Depreciation is charged against results of operations by an accelerated method over the estimated useful lives of the related assets.

          Sales and retirements of depreciable property are recorded by removing the related cost and accumulated depreciation from the accounts. Gains or losses on sales and retirements of property and equipment are reflected in the results of operations.

RESEARCH AND DEVELOPMENT EXPENSES

          Expenditures for research and development are expensed as incurred.

ADVERTISING EXPENSES

          The Company expenses advertising costs which consist primarily of promotional items and print media. Advertising and promotional expenses charged to operations for the cumulative period from July 17, 1995 (inception) to December 31, 1999 amounted to $570,983 and for the years ended December 31, 1999 and December 31, 1998 amounted to $33,083 and $116,776, respectively.

CONCENTRATION OF CREDIT RISK

          The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents in high quality institutions with three types of accounts,
1) an operating account where the cash balance is in excess of the FDIC insurance limit, 2) a money market fund which invests only in U.S. Government securities and 3) certificates of deposit.

PER SHARE DATA

          The basic per share data has been computed on the basis of the loss for the period divided by the historic weighted average number of shares of common stock outstanding. All potentially dilutive securities have been excluded from the computations since they would be antidilutive (see note 5).

INCOME TAXES

          The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined on the basis of the differences between the tax basis of assets and liabilities and their respective financial reporting amounts ("temporary differences") at enacted tax rates in effect for the years in which the differences are expected to reverse.

3.        PROPERTY AND EQUIPMENT

          Property and equipment consist of the following:

                                                     USEFUL LIVES   DECEMBER 31,
                                                       IN YEARS         1999
                                                     ------------- -------------
            Furniture and Fixtures....................     10         $  5,523
            Computers.................................      5          170,918
            Equipment.................................      5           91,010
                                                                     ----------
                                                                      $267,451
              Less, accumulated depreciation..........                 166,785
                                                                     ----------
                                                                      $100,666
                                                                     ==========

4.        ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

          Accounts payable and accrued liabilities consist of the following:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
            Accounts payable..........................          $202,281
            Legal and accounting fees.................            72,274
                                                               ----------
                                                                $274,555

5.        CAPITAL TRANSACTIONS

COMMON STOCK

          On July 17, 1995, the Company issued 2,060,000 shares of common stock for a fair market value of $.01 per share as consideration for services rendered in connection with the formation of the Company, as follows:

          o 1,090,000 shares to Prime Technologies, Inc. ("Prime"). Rave Engineering Corp. ("Rave") and two members of the Company's Board of Directors have ownership interests in Prime of 22%, 22% and 16%, respectively;

          o    450,000 shares to the Company's President;

          o 450,000 shares to three entities affiliated with an individual who was a member of the Company's Board of Directors (125,000 of such shares were subsequently returned and retired without consideration); and

          o 70,000 shares to individuals who were either employees of, or consultants to, the Company.

          On April 30, 1996, the board of directors and the Company's stockholders authorized the increase in the shares of common stock to 20,000,000 common shares, par value $.01 per share.

          In July 1996 the Company completed an IPO in which it sold 2,300,000 common shares and 2,530,000 Redeemable Common Stock Purchase Warrants (the "Warrants") to purchase an additional 2,530,000 common shares. The Warrants became exercisable at $5.50 per share on July 3, 1997, and have an expiration date of July 3, 2001. The Warrants are redeemable by the Company at any time on not less than 30 days prior written notice to the holders of the Warrants, provided the average closing bid quotation of the Common Stock as reported on the NASDAQ Stock Market, if traded thereon, or if not traded thereon, the average closing sale price of the Common Stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 150% of the then current exercise price of the Warrants (currently $6.225) for a period of 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. The Underwriter will receive from the Company a Warrant Solicitation fee of five percent (5%) of the aggregate exercise price of the Warrants if the market price of the Common Stock is greater than the exercise price of the Warrants on the date of exercise.

          Also in connection with the IPO, the Company issued to the Underwriter, for an aggregate purchase price of $10.00, warrants to purchase 220,000 Common Stock and Redeemable Warrants to purchase 220,000 Redeemable Warrants (the "Underwriter's Warrants"). The Underwriter's Warrants are at $8.25. The warrants expire July, 2001.

          On February 6, 1998, the Company entered into a two-year agreement with an investor whereby the Company issued 253,485 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), for an aggregate purchase price of $1,000,000. In addition, subject to certain conditions, the agreement provided that, from time to time over the life of the agreement the Company could put shares of the Company's Common Stock for a minimum of $250,000 and a maximum of $750,000. The agreement required that a total aggregate value of Puts over the life of the agreement must be a minimum of $1,000,000. In connection with the agreement the Company issued to the investor warrants to purchase an aggregate of 50,000 shares of Common Stock at a purchase price of $6.41 per share and additional warrants (the "supplemental warrants") to purchase an aggregate of 50,000 shares of Common Stock at a purchase price of $3.95 per share. On December 20, 1999, the agreement, along with any remaining obligations of either party was terminated by mutual consent. In connection with the termination the investor returned the 100,000 warrants and the warrants were cancelled.

          On March 3, 1998, the Company entered into a consulting agreement with an organization (the "Consultant") whereby the Consultant will perform consulting services relating to corporate finance and other financial services matters. As compensation for such services, the Company paid the consultant $5,000 per month during an initial term ending September 3, 1999 subject to automatic one-year renewal terms unless either the Company or the Consultant gave written notice of termination at least 30 days prior to the end of the initial or subsequent terms. On November 2, 1999 the consulting agreement was extended to May 31, 2001.

          In connection with such consultant agreement, the Company issued to the Consultant warrants to purchase 400,000 shares of common stock. The warrants have an exercise price of $4 per share, became exercisable September 3, 1999, and expire on March 3, 2003. The fair value of these warrants was estimated at $386,805 and has been charged to operations over the life of the initial term of the consulting agreement, $169,765 and $217,040 was charged against operations for the years ended December 31, 1999 and 1998, respectively.

          On May 11, 1998 the Company entered into a placement agency agreement with the Consultant to act as the Company's placement agent in a private equity placement whereby the Company issued to certain accredited investors, as defined under Regulation D as promulgated under the Securities Act of 1933, as amended (the "Securities Act"), 2,742,904 shares of the Company's Common Stock and 2,057,207 Class A Redeemable Warrants ("Class A Warrants") between May 19, 1998 and June 6, 1998 for an aggregate purchase price of $7,280,546. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price per share of $3.24, subject to adjustment upon the occurrence of certain events to prevent dilution, at any time during the period commencing from June 6, 1998 and expiring on May 11, 2003. The Class A Warrants are subject to redemption by the Company at $.01 per Warrant 12 months after the effective date of a registration statement covering the Warrants on not less than 30 days prior written notice to the holders of the Warrants, provided the average closing bid price of the Common Stock has been at least 250% of the then current exercise price of the Warrants for a period of thirty consecutive trading days ending on the day prior to the day on which the Company gives notice of redemption. The Class A Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.

          The Consultant, for acting as placement agent, received a commission of 10% ($728,055) of the gross proceeds from the sale of the Units, as well as a 3% non-accountable expense allowance ($218,416) and reimbursement of other costs, including legal expenses relating to the offering ($77,171). In addition, the Consultant, as part of its compensation, received warrants exercisable until May 11, 2003 to purchase up to (i) 688,084 shares of the Company's Common Stock at a price per share ranging from $2.50 to $3.06 and (ii) warrants to purchase up to 516,068 shares of the Company's common stock at a price per share of $3.24.

          As a result of the above capital transactions and in accordance with the provisions of the Warrant Agreement dated as of July 3, 1996, between the Company, Rickel & Associates, Inc. and American Stock Transfer & Trust Company, adjustments have been made to the exercise price (the "Warrant Price") for the warrants issued pursuant to such Agreement (the "Public Warrants") and to the number of shares of Common Stock issuable on exercise of the Public Warrants. The Warrant Price has been reduced from $5.50 to $4.15. In addition, for every share of Common Stock the warrant holders were entitled to prior to the dilutive transactions (2,530,000 shares), the warrant holders are now entitled to 1.325 shares (3,352,250 shares). Also, pursuant to the Warrant Agreement, the Company can redeem the Public Warrants in the event that the average closing price of the Company's Common Stock is at least 150% of the then current Warrant Price of the Public Warrants for a period of 20 consecutive trading days: consequently, the average closing price now required is $6.225.

          On May 28, 1999, in accordance with the terms of Rave Settlement Agreement, the Company issued 100,000 shares of its Common Stock and options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $1.46. Operations has been charged $163,895, the estimated fair value of the Common Stock and options on May, 28 1999.

PREFERRED STOCK

          During July and August 1995, the Company sold 600,000 shares of Series A Convertible Preferred Stock for $900,000 to several investors, one of whom was the purchaser of the initial bridge notes. The preferred shares converted into common shares on a one-for-one basis, at the IPO date.

          On April 30, 1996, the board of directors and the Company's stockholders authorized an additional 1,000,000 shares of preferred stock, $.01 par value, which may have such preferences and rights as the board of directors may designate.

BRIDGE UNITS

          On December 15, 1995, the Company issued to a Series A Convertible Preferred stockholder 14 initial bridge units, each unit consisting of the Company's unsecured initial bridge notes in the principal amount of $25,000 with a stated interest rate of 10% per annum and 5,000 shares of the Company's common stock with a fair market value of $1.50 per share for proceeds of $350,000. After giving effect to the amortization of the initial bridge notes debt discount, the effective interest rate of the initial bridge notes was 33% per annum.

          On March 1, 1996, based upon an offer from the Company, the initial bridge noteholder elected to exchange the 14 initial bridge units for 14 bridge units.

          On March 1 and March 27, 1996, the Company sold and exchanged to accredited investors an accumulative total of 80 units (the "bridge units") respectively, in its PPO. Each bridge unit consisted of (i) a senior subordinated non-negotiable promissory note ("Bridge Notes") in the principal amount of $25,000, with a stated interest rate of 10% per annum, and (ii) 5,000 shares of common stock with a fair market value of $2.00 per share. After giving effect to the amortization of the Bridge Notes debt discount, the effective interest rate of the Bridge Notes was 49%.

          On July 9, 1996, the aggregate principal amount of the Bridge Notes of $2,000,000 and accrued interest of $73,652 was repaid upon the consummation, and out of the proceeds, of the IPO.

STOCK OPTIONS

          The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). Under APB No. 25, generally, no compensation expense is recognized in the financial statements in connection with the awarding of stock option grants to employees provided that, as of the grant date, all terms associated with the award are fixed and the quoted market price of the Company's stock, as of the grant date, is not more than the amount an employee must pay to acquire the stock as defined; however, to the extent that stock options are granted to non employees, for goods or services, the fair value of these options is included in operating results as an expense.

          A summary of the Company's stock option activity under its plans, and related information, is as follows:

                                                                    WEIGHTED
                                       NUMBER OF                    AVERAGE        NUMBER OF
                                        COMMON    EXERCISE PRICE    EXERCISE        SHARES
                                        SHARES    RANGE PER SHARE    PRICE        EXERCISABLE
                                    ------------ ----------------- ---------- ----------------
Outstanding at December 31, 1996..      362,000   $ 1.50 - $ 5.75     $ 1.72       311,524
                                                                                 ==========
Granted...........................      192,500   $ 5.78 - $ 6.88     $ 6.54
Exercised ........................      (23,334)      $ 2.00          $ 2.00
Canceled .........................      (25,000)  $ 6.38 - $ 6.81     $ 6.64
                                     -----------
Outstanding at December 31, 1997..      506,166   $ 1.50 - $ 6.75     $ 2.92       401,000
                                                                                 ==========
Granted...........................      733,000   $ 1.50 - $ 3.25     $ 3.13
Exercised.........................      (11,666)      $ 2.00          $ 2.00
Canceled..........................      (13,000)  $ 3.00 - $ 6.75     $ 5.23
                                     -----------
Outstanding at December 31, 1998..    1,214,500   $ 1.50 - $ 6.88     $ 3.18       633,503
                                                                                 ==========
Granted...........................      205,000   $ 1.97 - $ 2.50     $ 2.03
Cancelled.........................      (25,000)  $ 3.00 - $ 3.25     $ 3.20
                                     -----------
Outstanding at December 31, 1999..    1,394,500   $ 1.50 - $ 6.88     $ 3.02     1,199,338
                                     ===========                                 ==========

          Disclosures required by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), including pro forma operating results had the Company prepared its financial statements in accordance with the fair value based method of accounting for stock-based compensation are shown below.

          Exercise prices and weighted-average contractual lives for stock options outstanding as of December 31, 1999 are as follows:

                             OPTIONS OUTSTANDING           OPTIONS EXERCISABLE
                 -------------------------------------- ------------------------
                                 WEIGHTED
                                  AVERAGE     WEIGHTED                 WEIGHTED
                                 REMAINING    AVERAGE                  AVERAGE
    RANGE OF        NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
EXERCISE PRICES   OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
---------------- ------------- ------------ ----------- ------------- ----------
$ 1.50 - $ 2.50     570,000        4.48        $1.71      390,004       $1.61
$ 3.00 - $ 3.25     653,000        3.40        $3.25      653,000       $3.25
$ 5.87 - $ 6.88     171,500        3.08        $6.50      156,334       $6.49

          The following table summarizes the pro forma operating results of the Company had compensation costs for the stock options granted been determined in accordance with the fair-value-based method of accounting for stock based compensation as prescribed by SFAS No. 123. Since certain option grants awarded during 1999 and 1998 vest over several years and additional awards are expected to be issued in the future, the pro forma results noted below are not likely to be representative of the effects on future years of the application of the fair-value-based method.

                                                                YEAR ENDED
                                                  --------------------------------------
                                                   DECEMBER 31, 1998  DECEMBER 31, 1999
                                                   -----------------  -----------------
     Pro forma net loss............................    $(4,285,280)     $(2,986,914)
     Pro forma basic and diluted loss per share....    $      (.59)     $      (.35)

For the purpose of the above pro forma information, the fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model. The weighted-average fair value of the options granted during 1999 and 1998 was $1.52 and $.85, respectively. The following weighted-average assumptions were used in computing the fair value of option grants for 1999 and 1998: weighted-average risk-free interest rates ranged from 5.50% to 6.39% for 1999 and 4.26% to 5.60% for 1998; zero dividend yields for both years; volatility of the Company's Common Stock of 60% for 1999 and 30% for 1998; and an expected life of the options of ten years for 1999 and three years for 1998, respectively.

Performance Incentive Stock Option Plan

          On January 31, 1996, the Company adopted its 1996 Performance Incentive Stock Option Plan (the "Plan"). Under the Plan, incentive and nonqualified stock options, stock appreciation rights and restricted stock may be granted to key employees and consultants (the "Participants") by certain disinterested directors of the Board of Directors. Any incentive option granted under the Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an incentive option granted to a Participant who owns more than 10% of the total combined voting stock of the Company or of any parent or subsidiary of the Company, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date on which the option is granted. A nonqualified option granted under the Plan (i.e., an option to purchase the common stock that does not meet the Internal Revenue Code's requirements for incentive options) must have an exercise price of at least the par value of the stock. Stock appreciation rights may be granted in conjunction with the grant of an incentive or nonqualified option under the Plan or independently of any such stock option. The directors determine the vesting of the options under the Plan at the date of grant. A maximum of 1,205,000 options can be awarded under the Plan (as amended May 26, 1998). As of December 31, 1996 no options had been issued. During 1997, 172,500 options were granted and 25,000 options were canceled under the plan. During 1998, 605,000 options were granted under the plan. During 1999, 145,000 options were granted under the plan.

Non-Employee Director Stock Option Plan

          On November 25, 1996, the Company established a Non-Employee Director Stock Option Plan (the "Director's Plan"). The Director's Plan provides that each member of the Board of Directors (an "Eligible Director") who otherwise (1) is not currently an employee of the Company, or (2) is not a former employee still receiving compensation for prior services (other than benefits under a tax-qualified pension plan) shall be eligible for the grant of stock options under the Director's Plan. Each Eligible Director at the time of his election to the Board of Directors, shall be granted an option to purchase 3,000 shares of the Company's common stock at an exercise price equal to closing price of such common stock at close of business at the date of such grant, such option to vest immediately and to expire five years from the date of such grant.

          Beginning with the annual meeting of the stockholders of the Company held on May 29, 1997 and provided that a sufficient number of shares remain available under the Director's Plan, each year immediately following the date of the annual meeting of the Company there automatically will be granted to each Eligible Director who is then serving on the Board an option to purchase 5,000 shares of the Company's Common Stock. The first 1,000 options vest immediately, the remainder vest equally over the next four years from the date of grant and are exercisable at the closing price of such shares of common stock at the date of grant. Such options expire five years from the date of vesting.

          On November 25, 1996, four Eligible Directors were each granted 3,000 stock options at an exercise price of $5.75 per share. On May 29, 1997, four Eligible Directors were each granted 5,000 stock options at an exercise price of $6.75 per share. On May 26, 1998, one eligible director was granted 53,000 options at an excise price of $3.25 per share and the three remaining Eligible Directors were each granted 25,000 stock options at $3.25 per share. The maximum number of shares of Common Stock with respect to which options may be granted under the Director's Plan (as amended May 26, 1998) is 235,000 shares. During 1998, 13,000 options previously granted under the plan were cancelled. During 1999, 60,000 options were granted, 45,000 options at $2.56 per share and 15,000 options at 2.06 per share, under the plan. As of December 31, 1999, there are 48,000 stock options reserved for issuance in the Director's Plan.

6.        RAVE SETTLEMENT

          On November 13, 1998, pursuant to the provisions of an Exclusive Worldwide Licensing Agreement the "License Agreement" and a Development Agreement, both dated July 21,1995 the Company commenced an arbitration proceeding against Rave and its principal Randy Burnworth seeking (a) damages for the injuries to the Company caused by Rave's and Burnworth's breaches of their contractual and common law obligations to the Company, including but not limited to those referred to above, and (b) a declaration that, among other things, Rave is not entitled to any royalties or other payments with respect to the Company's technology and that the Company continues to have exclusive license rights to the "Licensed Product" and "Licensed Process" under the License Agreement.

          On May 28, 1999, a Settlement Agreement was reached, the Arbitration was resolved and the License Agreement was terminated. As a result of the Settlement Agreement, the Company continues to maintain exclusive worldwide license rights to make, market and license its video enhancement technology free of any claims of ownership or inventorship by Rave; in return, Rave and certain individuals associated with Rave received $175,000 in cash as well as 100,000 shares of the Company's Common Stock and options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $1.46.

7.        INCOME TAXES

          There is no benefit for federal income taxes for the year ended December 31, 1998, since the Company has incurred operating losses. In addition, the Company has fully reserved the net potential future tax benefits resulting from its temporary differences and net operating loss carryforwards.

          The tax effect of temporary differences consists of the following:

                                                                   DECEMBER
                                                                   31, 1999
                                                                 -----------
               Deferred tax assets:
                 Start up costs...............................   $1,260,061
                 Property and equipment.......................       19,954
                 Net operating loss carryforward..............    4,975,964
                                                                 -----------
                                                                  6,255,979
                 Valuation allowance..........................   (5,347,629)
                                                                 -----------
                                                                 $  908,350
                                                                 ===========

          In accordance with New Jersey statutes, the Company has entered into an agreement to sell certain New Jersey net operating losses and research and development credits accordingly, a state income tax benefit and deferred tax asset has been recognized in 1999. There was no provision for income taxes for the year ended December 31, 1998.

          During the years ended December 31,1999 and 1998, the benefit for deferred taxes before change in valuation allowances aggregated $1,053,041 and $1,437,000, respectively. The change in valuation allowances for the years ended December 31, 1999 and 1998 were $144,691 and $1,437,000, respectively.

          The difference between the statutory federal income tax rate and the effective rate for the Company's income tax benefit for each of the years ended December 31, 1999 and 1998, respectively, is summarized as follows:

                                                           1999            1998
                                                          -------        -------

Statutory federal income tax rate                           34.0%          34.0%

State income tax benefit, net of federal tax effect         16.7%

Increase in valuation allowance                           (25.0)%        (29.0)%

Miscellaneous                                              (0.4)%         (5.0)%
                                                          -------        -------
Effective income tax rate                                   25.3%          0.0%
                                                          -------        -------

          As of December 31, 1999, the Company has unused net operating loss carryforwards of $12,460,000 available for federal income tax purposes. The unused net operating loss carryforwards expire in various years from 2010 to 2019. The Company, in the future, may be subject to limitations on the use of its NOL's as provided under Section 382 of the Internal Revenue Code.

8.        COMMITMENTS AND CONTINGENCIES

CONSULTING AND REPRESENTATIVE AGREEMENTS

          On June 1, 1998, the Company contracted with Innovation Partners International, Inc. ("IPI") to provide sales management and engineering services for the Company in Japan and other designated countries, for the purpose of securing the Company's product sales to the Asian Original Equipment Manufacturers market. In return for such services the Company agreed to pay IPI a fee of $6,000 per month plus normal business expenses. At December 31, 1999, a total of $133,085 had been paid under the terms of the contract, representing consulting fees and out of the pocket expenses, which have been charged to operations.

          On July 22, 1998, the Company contracted with David Kwong ("consultant") to sell and license products in China and to maintain a sales office for the Company in China. The contract may be terminated, by either party, any time subsequent to September 30, 1999 by giving the other party at least 90 days' notice of termination. In return for such services the Company agreed to pay the consultant a monetary commission and grant certain stock options upon attaining determined sales levels. In addition the consultant will receive a monthly consulting. The Company further agreed to pay the costs to establish and maintain an office in China within the limits of an approved budget. As of December 31, 1999 a total of $222,316 had been paid under the terms of the contract, representing consulting fees of $106,500, office expenses of $90,492 and travel costs of $31,448. No commissions had been earned and no stock options had been granted through December 31, 1999 pursuant to this agreement.

          On November 11, 1999 the Company contracted with Wolfe Axelrod Associates (WAA) to provide various Investor Relations and Public Relations services for the Company. The contract is for an initial period of twelve months and provides for automatic renewal for an additional one-year period unless terminated by NUWAVE's written notification at least 30 days prior to the end of the 12 month term provided however that NUWAVE may terminate this agreement upon 30 days written notice within the initial seven months of the contract. In return for such services the Company granted to WAA 300,000 options for the purchase of the Company's common stock at $2.00 per share (market price on date of grant). The 300,000 options vest as follows: 125,000 on July 14, 2000; 100,000 on November 15, 2000 provided that the contract remained in force beyond July 14, 2000 and 75,000 on November 15, 2000 provided that the contract remains in force on that date. The estimated fair value of the options at date of issue was $342,286 and is being amortized over twelve months. For the year ended December 31, 1999 the Company recognized an expense of $34,682 relating to this agreement. In addition the Company agreed to pay WAA a fee of $10,000 per month plus normal business expenses. As of December 31, 1999 $30,162 had been paid under the terms of the contract.

LEASES

          The Company leases shared office space on a month-to-month basis for a monthly rental of $6,600. Rent expense incurred for the cumulative period from July 17, 1995 (inception) to December 31, 1999 amounted to $273,918; and for the years ended December 31, 1999 and December 31, 1998 amounted to $77,471 and $74,098, respectively.

9.        EMPLOYMENT AGREEMENTS

          Mr. Zarin entered into an employment agreement with the Company, dated as of July 20, 1995, pursuant to which he agreed to serve as the Company's President and Chief Executive Officer through December 31, 2000. In December 1997, the term of the agreement was extended for two additional years to December 31, 2002. The agreement provided for an initial salary of $90,000 per year and increased to $120,000 on March 15, 1996. Mr. Zarin is also entitled to an annual bonus equal to (i) 30% of his base compensation if the Company's net profits before taxes are equal to projections to be approved by the Company's Board of Directors, (ii) 60% of his base compensation if the Company's net profits before taxes are equal to 110% of such projections, and (iii) 100% of his base compensation if the Company's net profits before taxes are equal to 120% of such projections. Mr. Zarin can terminate the agreement upon 180 days notice. The Company can terminate the agreement for good cause at any time. If the Company terminates the agreement other than for good cause, or otherwise materially breaches the agreement, Mr. Zarin will receive a single payment equal to the remaining payments he would have been entitled to receive during the unexpired portion of the agreement. Pursuant to the employment agreement provides Mr. Zarin was granted an option to purchase 200,000 shares of Common Stock at $1.50 per share. The option expires December 31, 2000 and terminates if Mr. Zarin voluntarily leaves the Company or the employment agreement is terminated by the Company for good cause. In connection with services rendered in establishing the Company and creating its business plan and projections, Mr. Zarin received 450,000 shares of the Company's Common Stock valued at $.01 per share.

          Mr. Webb entered into an employment agreement with the Company, dated as of September 11, 1995, pursuant to which Mr. Webb was appointed Vice President-Marketing of the Company. In March 1997, his title was changed to Vice President-Marketing/Technical Development in order to more accurately reflect his duties. The employment agreement continued until March 31, 1996 and thereafter has been continuing for successive 3-month periods. Mr. Webb's initial salary was $5,000 per month and was increased to $108,000 per year as of August 14, 1996. In connection with his employment agreement, Mr. Webb received options to purchase 70,000 shares of the Company's Common Stock at $1.50 per share.

          Mr. Legato entered into an employment agreement with the Company, dated as of February 11, 1997, pursuant to which Mr. Legato was appointed Vice President-Sales of the Company. The employment agreement continued until August 1997 and thereafter has been continuing for successive 3-month periods. Mr. Legato's initial salary was $150,000 per year and has not been increased. In connection with his employment agreement, Mr. Legato received options to purchase 60,000 shares of the Company's Common Stock at $6.875 per share.

          In connection with services performed by Mr. O'Brien, on July 17, 1995, he received 5,000 shares of the Company's Common Stock valued at $.01 per share and has been granted options to purchase 25,000 shares of the Company's Common Stock at $1.50 per share and 5,000 shares of the Company's Common Stock at $2.00 per share.

          On September 4, 1998 the Company entered into an employment agreement with its Vice President - Engineering. As part of the agreement, the Company granted to this individual, under the Company's Plan, options to purchase 50,000 shares of common stock at $1.50 per share, the underlying value of the Company's common stock at October 1, 1998, the date of grant: 10,000 options vested on March 16, 1999; 13,334 options vest on March 16, 2000; 13,333 options vest on March 16, 2001; 13,333 options vest on March 16, 2002.

10.       EXTRAORDINARY ITEM

          The terms of the Bridge Notes of the Company contained early repayment provisions in the event the Company completed an IPO. As a result of the Company's completing an IPO in July 1996, the Bridge Notes were repaid and the unamortized financing costs of $251,938 and the unamortized debt discount of $596,222 as of that date, totaling $848,160, were written off and recorded as an extraordinary item for the year ended December 31, 1996.

11.       SUBSEQUENT EVENTS

          On February 9, 2000 the Company held a Special Meeting of Stockholders to (i) approve the issuance of shares of the Company's common stock and related warrants aggregating a minimum of $3,000,000 and a maximum of $6,000,000 in a private offering, to fulfill NASDAQ Stock Market Rule 4310 (C) (25) (H), and
(ii) approve a proposed amendment to the Company's Certificate of Incorporation to increase the authorized shares of common stock by 20,000,000 shares to 40,000,000 shares. Both matters were approved by a majority of the stockholders.

          On February 14, 2000 the Company entered into a placement agency agreement with Janssen-Meyers Associates, L.P. ("JMA") to act as the Company's placement agent in a private equity placement whereby the Company issued to certain accredited investors, as defined under Regulation D as promulgated under the Securities Act of 1933, as amended (the "Securities Act"), 2,088,608 shares of the Company's Common Stock and 1,044,304 Redeemable Common Stock Purchase Warrants ("Common Stock Purchase Warrants") on March 14, 2000 for an aggregate purchase price of $6,600,000. Each Common Stock Purchase Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price per share of $3.95, subject to adjustment upon the occurrence of certain events to prevent dilution, at any time during the period commencing from March 14, 2000 and expiring on March 14, 2003. The Common Stock Purchase Warrants are subject to redemption by the Company at $.01 per Warrant 12 months after the effective date of a registration statement covering the Warrants on not less than 30 days prior written notice to the holders of the Warrants, provided the average closing bid price of the Common Stock has been at least 250% of the then current exercise price of the Warrants for a period of thirty consecutive trading days ending within five days prior to the date on which the Company gives notice of redemption. The Common Stock Purchase Warrants will be exercisable until 5:00 P.M. on March 14, 2003 New York time.

          Janssen-Meyers Associates for acting as placement agent received a commission of 10% ($660,000) of the gross proceeds from the sale of the Units, as well as a 3% non-accountable expense allowance ($198,000) and reimbursement of other costs, including legal expenses relating to the offering ($54,399). In addition, JMA received as part of its compensation, warrants exercisable until March 14, 2005 to purchase up to 522,159 shares of the Company's Common Stock at a price per share of $3.16.

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  BALANCE SHEET

                                     ASSETS

                                                                 MARCH 31,
                                                                    2000
                                                                ------------
                                                                (UNAUDITED)
Current assets:
     Cash and cash equivalents..............................     $6,888,526
     Inventory..............................................         39,345
     Prepaid expenses and other current assets..............         78,287
                                                                ------------
          Total current assets..............................      7,006,158

Property and equipment......................................        135,368
Other assets................................................         56,518
Deferred tax benefits.......................................        544,958
                                                                ------------
          Total assets......................................     $7,743,002
                                                                ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued liabilities...............       $212,771
                                                                ------------
          Total liabilities.................................        212,771
                                                                ------------
Commitments and contingencies

Stockholders' equity:

     Series A Convertible Preferred Stock, noncumulative,
     $.01 par value; authorized 400,000 shares; issued and outstanding - none

     Preferred stock, $.01 par value; authorized
     1,000,000 shares; issued and outstanding - (such preferences and rights to be designated by the Board of Directors)

     Common stock, $.01 par value; authorized 40,000,000
     shares; as of March 31, 2000; issued and outstanding
     10,557,497 shares......................................         105,575

     Additional paid in capital.............................      24,323,301

     Deficit accumulated during the development stage.......     (16,898,645)
                                                                ------------
          Total stockholders' equity........................       7,530,231
                                                                ------------
          Total liabilities and stockholders' equity........      $7,743,002
                                                                ============


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                                                    CUMULATIVE
                                                                       FROM
                                                                   JULY 17, 1995
                                         THREE MONTHS THREE MONTHS  (INCEPTION)
                                             ENDED        ENDED         TO
                                           MARCH 31,    MARCH 31,    MARCH 31,
                                             1999          2000        2000
                                         ------------ ------------- ------------
                                          (UNAUDITED)  (UNAUDITED)   (UNAUDITED)

Net Sales..............................               $     4,994  $     44,367
Cost of Sales..........................                    (1,544)      (12,864)
                                         ------------ ------------- ------------
                                                            3,450        31,503
                                         ------------ ------------- ------------
Operating expenses:
Research and development expenses......  $ (253,271)  $  (363,370) $ (6,683,279)
General and administrative expenses....    (589,951)     (697,286)  (10,409,738)
                                         ------------ ------------- ------------
                                           (843,222)   (1,060,656)  (17,093,017)
                                         ------------ ------------- ------------
     Loss from operations..............    (843,222)   (1,057,206)  (17,061,514)
                                         ------------ ------------- ------------
Other income (expense):
     Interest income...................       55,002       36,760       778,825
     Interest expense..................                                (337,251)
     Rave settlement costs.............                                (338,895)
                                         ------------ ------------- ------------
                                             55,002        36,760       102,679
                                         ------------ ------------- ------------
Net loss before benefit for income
     taxes and extraordinary item......    (788,220)   (1,020,446)  (16,958,835)
     Benefit for income taxes                                           908,350
                                         ------------ ------------- ------------
Net loss before extraordinary item         (788,220)   (1,020,446)  (16,050,485)
     Extraordinary item................                                (848,160)
                                         ------------ ------------- ------------
     Net loss..........................  $ (788,220)  $(1,020,446) $(16,898,645)
                                         ============ ============= ============
Basic and diluted loss per share:
     Weighted average number of
     common shares outstanding.........    8,356,389     8,859,069
                                         ============ =============
     Basic and diluted loss per share..   $    (0.09)  $     (0.12)
                                         ============ =============


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                        CUMULATIVE
                                                                           FROM
                                                                       JULY 17, 1995
                                          THREE MONTHS  THREE MONTHS    (INCEPTION)
                                             ENDED         ENDED            TO
                                            MARCH 31,     MARCH 31,      MARCH 31,
                                              1999         2000            2000
                                          ------------- -------------- ---------------
                                           (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
  Net loss................................  $ (788,220)   $(1,020,446)   $(16,898,645)
  Adjustments to reconcile net loss to
    net cash used in operating
    activities:...........................
  Extraordinary item......................                                    848,160
  Depreciation expense....................      11,691         14,881         181,666
  Amortization of unamortized debt
    discount..............................                                    168,778
  Amortization of deferred financing
    costs.................................                                     89,062
  (Increase) Decrease in inventory........                      1,544         (39,345)
  (Increase) Decrease in prepaid
    expenses and other current assets.....      14,836         18,698         (78,287)
  (Increase) Decrease in other assets.....       1,364          7,613         (56,518)
  (Increase) Decrease in Deferred tax
    benefits..............................                    363,392        (544,958)
  Increase (decrease) in accounts
    payable and accrued liabilities.......      70,073        (61,784)        212,771
  Issuance of warrants in connection
    with consultant agreements............      64,465         73,003         494,490
  Issuance of common stock in
    connection with an arbitration
    settlement............................                                    146,200
  Issuance of options in connection
    with an arbitration settlement........                                     17,695
  Issuance of common stock for
    services rendered.....................                                     20,600
                                          ------------- -------------- ---------------
      Net cash used in operating
        activities........................    (625,791)      (603,099)    (15,438,331)
                                          ------------- -------------- ---------------
Cash flows from investing activities:
  Purchase of property and equipment......     (15,348)       (49,583)       (317,034)
                                          ------------- -------------- ---------------
    Net cash used in investing
      activities..........................     (15,348)       (49,583)       (317,034)
                                          ------------- -------------- ---------------
Cash flows from financing activities:
  Proceeds from sales of Series A
    Convertible Preferred Stock...........                                    900,000
  Proceeds from issuance of initial
    bridge units..........................                                    350,000
  Proceeds from issuance of bridge
    units, net of exchange of initial
    bridge notes..........................                                  1,650,000
  Proceeds from IPO.......................                                 11,753,010
  Proceeds from equity offering -
    February 6, 1998......................                                  1,000,000
  Proceeds from equity offering May 19
    to June 6, 1998.......................                                  7,280,546
  Proceeds from equity offering -
    March 14, 2000........................                  6,600,000       6,600,000
  Repayment of notes issued in
    connection with initial bridge
    notes.................................                                 (2,000,000)
  Costs incurred for equity offerings
    and warrants..........................     (40,946)    (1,028,084)     (4,806,940)
  Issuance of common stock in
    connection with exercise of stock
    options...............................                                    118,275
  Release of restricted cash..............      22,370            --              --
  Deferred financing costs................                                   (201,000)
                                          ------------- -------------- ---------------
  Net cash provided by (used in)
    financing activities..................     (18,576)     5,571,916      22,643,891
                                          ------------- -------------- ---------------
Net increase (decrease) in cash and cash
  equivalents.............................    (659,715)     4,919,234       6,888,526
Cash and cash equivalents at the
  beginning of the period                    4,990,159      1,969,292             --
                                          ------------- -------------- ---------------
  Cash and cash equivalents at the end
    of the period.........................  $4,330,444    $ 6,888,526    $  6,888,526
                                          ============= ============== ===============


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                      CUMULATIVE
                                                                         FROM
                                                                       JULY 17,
                                                                         1995
                                        THREE MONTHS  THREE MONTHS   (INCEPTION)
                                           ENDED          ENDED           TO
                                         MARCH 31,      MARCH 31,     MARCH 31,
                                           1999          2000            2000
                                       ------------- -------------- ------------
                                        (UNAUDITED)    (UNAUDITED)   (UNAUDITED)
Supplemental disclosure of non cash
  investing and financing activities:
Deferred financing costs incurred in
  connection with the exchange of
  the initial bridge notes for 14
  bridge units.........................                                $ 140,000
                                                                      ==========
Deferred equity costs charged to
  additional paid in capital in
  connection with the PPO..............                                $  13,400
                                                                      ==========
Deferred financing costs charged to
  additional paid-in capital in
  connection with the IPO..............                                $  25,000
                                                                      ==========
600,000 Series A Convertible Preferred
  Stock converted into Common Stock....                                $   6,000
                                                                      ==========


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS

1.   BASIS OF INTERIM FINANCIAL STATEMENT PREPARATION

          The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The results of operations for the interim periods shown in this report are not necessarily indicative of expected results for any future interim period or for the entire fiscal year. NUWAVE Technologies, Inc. (the "Company" or "NUWAVE"), a development stage enterprise, believes that the quarterly information presented includes all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation in accordance with generally accepted accounting principles.

2.        CAPITAL TRANSACTIONS

          On February 9, 2000 the Company held a Special Meeting of Stockholders to (i) approve the issuance of shares of the Company's common stock and related warrants aggregating a minimum of $3,000,000 and a maximum of $6,000,000 in a private offering, to fulfill NASDAQ Stock Market Rule 4310 (C) (25) (H), and
(ii) approve a proposed amendment to the Company's Certificate of Incorporation to increase the authorized shares of common stock by 20,000,000 shares to 40,000,000 shares. Both matters were approved by a majority of the stockholders.

          On February 14, 2000 the Company entered into a placement agency agreement with Janssen-Meyers Associates, L.P. ("JMA") to act as the Company's placement agent in a private equity placement whereby the Company issued to certain accredited investors, as defined under Regulation D as promulgated under the Securities Act of 1933, as amended (the "Securities Act"), 2,088,608 shares of the Company's Common Stock and 1,044,304 Redeemable Common Stock Purchase Warrants ("Common Stock Purchase Warrants") on March 14, 2000 for an aggregate purchase price of $6,600,000. Each Common Stock Purchase Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price per share of $3.95, subject to adjustment upon the occurrence of certain events to prevent dilution, at any time during the period commencing from March 14, 2000 and expiring on March 14, 2003. The Common Stock Purchase Warrants are subject to redemption by the Company at $.01 per Warrant 12 months after the effective date of a registration statement covering the Warrants on not less than 30 days prior written notice to the holders of the Warrants, provided the average closing bid price of the Common Stock has been at least 250% of the then current exercise price of the Warrants for a period of thirty consecutive trading days ending within five days prior to the date on which the Company gives notice of redemption. The Common Stock Purchase Warrants will be exercisable until 5:00 P.M. on March 14, 2003 New York time.

          Janssen-Meyers Associates for acting as placement agent received a commission of 10% ($660,000) of the gross proceeds from the sale of the Units, as well as a 3% non-accountable expense allowance ($198,000) and reimbursement of other costs, including legal expenses relating to the offering ($54,399). In addition, JMA received as part of its compensation, warrants exercisable until March 14, 2005 to purchase up to 522,159 shares of the Company's Common Stock at a price per share of $3.16 and warrants to purchase up to 261,080 Common Shares at $3.95 per share exercisable until March 14, 2003.

          As a result of the above capital transactions and in accordance with the provisions of that certain Warrant Agreement dated as of July 3, 1996 (the "Public Warrant Agreement"), between the Company, Rickel & Associates, Inc. and

American Stock Transfer & Trust Company, adjustments have been made to the exercise price (the "Public Warrant Price") for the warrants issued pursuant to such Warrant Agreement (the "Public Warrants") and to the number of shares of Common Stock issuable on exercise of the Public Warrants. The Public Warrant Price has been reduced from the previously diluted price of $4.15 (original issue price $5.50) to $3.99. In addition, for every share of Common Stock the Public Warrant holders were entitled to prior to the dilutive transactions (2,530,000 shares), the Public Warrant holders are now entitled to 1.378 shares of Common stock (3,486,340 shares). Also, pursuant to the Public Warrant Agreement, the Company can redeem the Public Warrants in the event that the average closing price of the Company's Common Stock is at least 150% of the then current Public Warrant Price for a period of 20 consecutive trading days: consequently, the average closing price now required is $5.985 versus the previously diluted price of $6.225 and the original price of $8.25.

          In May 2000, the Board of Directors agreed to extend certain options, exercisable for our common stock at $1.50 per share, due to expire during 2000. The Board voted that the options to purchase 200,000 shares of our common stock held by Gerald Zarin, due to expire on December 31, 2000, should be extended until December 31, 2005, and the options to purchase 10,714 shares of our common stock held by Jeremiah F. O'Brien, due to expire on July 17, 2000, be extended until July 15, 2005, and that the options to purchase 30,000 shares of our common stock, held by Robert Webb, due to expire on September 11, 2000, be extended until September 11, 2005. All other terms of the options remain unchanged. On the date the board acted the closing price of our common stock as quoted on the NASDAQ SmallCap Market was $1.69.

                        3,916,151 SHARES OF COMMON STOCK
                    1,305,384 COMMON STOCK PURCHASE WARRANTS




                            NUWAVE TECHNOLOGIES, INC.




                        --------------------------------
                               P R O S P E C T U S
                        --------------------------------




                                  July 21, 2000

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Article Seventh of the registrant's Certificate of Incorporation provides that "[t]he Corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

          Section 145 of the DGCL permits a corporation, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          In addition, the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ITEM 25.  OTHER EXPENSES OF ISSUANCE ANd DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee.............................................         $ 2,882
Legal Fees and Expenses......................................          25,000
Accounting Fees and Expenses.................................          20,000
Miscellaneous Expenses.......................................           7,118
                                                                     ---------
     Total...................................................         $55,000
                                                                     =========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

          On February 6, 1998, the Company entered into a two-year agreement with an investor whereby the Company issued 253,485 shares of Common Stock. The issuance of the shares was exempt from registration under the provisions of
Section 4(2) of the Securities Act.

          On March 3, 1998, the Company entered into a consulting agreement pursuant to which the Company issued to the consultant warrants to purchase 400,000 shares of common stock. The issuance of the warrants was exempt from registration under the provisions of Section 4(2) of the Securities Act

          Between May 19, 1998 and June 6, 1998, the Company sold 2,742,904 shares of its Common Stock and 2,057,207 Class A Redeemable Warrants ("Class A Warrants") for an aggregate purchase price of $7,280,546 to persons who represented that they were "accredited investors" as defined in Regulation D of the Securities Act. The placement agent, as part of its compensation, received warrants exercisable until May 11, 2003 to purchase up to (i) 688,084 shares of the Company's Common Stock at a price per share ranging from $2.50 to $3.06 and
(ii) 516,068 Class A Warrants. The issuance of the shares and Class A Warrants was exempt from registration under the provisions of Section 4(2) of the Securities Act.

          On May 28, 1999, in accordance with the terms of Rave Settlement Agreement, the Company issued 100,000 shares of its Common Stock and options to purchase 50,000 shares of the Company's Common Stock. The issuance of the shares and options was exempt from registration pursuant to Section 4(2) of the Securities Act.

          On March 14, 2000, the Company sold 2,088,608 shares of its Common Stock and 1,044,304 Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") for an aggregate purchase price of $6,600,000 to persons who represented that they were "accredited investors" as defined in Regulation D of the Securities Act. The placement agent, as part of its compensation, received warrants exercisable until March 14, 2005 to purchase up to (i) 522,159 shares of Common Stock and (ii) 261,080 Class B Warrants. The issuance of the shares and the Class B Warrants was exempt from registration under the provisions of
Section 4(2) of the Securities Act.

ITEM 27.  EXHIBITS

EXHIBIT
 NUMBER        DESCRIPTION OF EXHIBIT
-------        ----------------------

3.1 Articles of Incorporation of NUWAVE (Delaware) (See Exhibit 3.1(a) to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

3.2 Certificate of Amendment to Articles of Incorporation of NUWAVE (Delaware) (See Exhibit 3.1(b) to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

3.3 Certificate of Authority (New Jersey) (See Exhibit 3.1(c) to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

3.4 Amended Certificate of Authority (New Jersey) (See Exhibit 3.1(d) to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

3.5 Certificate of Amendment to Articles of Incorporation of NUWAVE (Delaware) (See Exhibit 3.1(e) to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

3.6 By-Laws of NUWAVE (See Exhibit 3.2 to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996)

3.7 Form of Common Stock Certificate (See Exhibit 4.1 to Amendment No. 2 to Registration Statement on Form SB-2 filed with the Commission on July 3, 1996).

3.8 Form of Public Warrant Agreement between NUWAVE, American Stock Transfer & Trust Company and Rickel & Associates, Inc. (See
               Exhibit 4.2 to Amendment No. 1 to Registration Statement on Form SB-2 filed with the Commission on May 22, 1996).

3.9 Form of Public Warrant Certificate (See Exhibit 4.3 to Amendment No. 2 to Registration Statement on Form SB-2 filed with the Commission on July 3, 1996).

3.10 Form of Underwriter's Warrant Agreement (including Warrant Certificate) between NUWAVE and Rickel & Associates (See Exhibit
               4.4 to Amendment No. 1 to Registration Statement on Form SB-2 filed with the Commission on May 22, 1996).

3.11 Selected Dealer Agreement among Rickel & Associates, Inc. and certain underwriters (See Exhibit 4.5 to Amendment No. 2 to Registration Statement on Form SB-2 filed with the Commission on July 3, 1996).

3.12 Certificate of Amendment to Articles of Incorporation of NUWAVE (Delaware) (See Exhibit 3.1 to Current Report on Form 8-K filed with the Commission on February 22, 2000).

EXHIBIT
 NUMBER        DESCRIPTION OF EXHIBIT
-------        ----------------------

5*             Opinion of Thelen Reid & Priest LLP.

10.1 Restated Employment Agreement dated as of July 20, 1995 between NUWAVE Engineering, Inc. and Gerald Zarin (See Exhibit 10.1 to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

10.2 Option Agreement for the Purchase of Common Stock dated as of July 17, 1995 between NUWAVE Engineering, Inc. and Jeremiah F. O'Brien (See Exhibit 10.14 to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

10.3 Option Agreement for the Purchase of Common Stock dated as of September 11, 1995 between NUWAVE Engineering, Inc. and Robert I. Webb (See Exhibit 10.15 to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

10.4 Option Agreement for the Purchase of Common Stock dated as of November 9, 1995 between NUWAVE Engineering, Inc. and Lyle E. Gramley (See Exhibit 10.16 to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

10.5 Option Agreement for Purchase of Common Stock dated as of March 1, 1996 between NUWAVE Technologies, Inc. and Jeremiah F. O'Brien (See Exhibit 10.17 to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

10.6 Option Agreement for Purchase of Common Stock dated as of July 20, 1995 between NUWAVE Technologies, Inc. and Gerald Zarin (See
               Exhibit 10.18 to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

10.7 Option Agreement for Purchase of Common Stock dated as of March 1, 1996 between NUWAVE Technologies, Inc. and Joseph A. Sarubbi (See Exhibit 10.19 to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

10.8 Option Agreement for Purchase of Common Stock dated as of March 1, 1996 between NUWAVE Technologies, Inc. and Ed Bohn (See
               Exhibit 10.20 to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

10.9 Form of Indemnification Agreement between the Company and its directors, dated as of January 31, 1996 (See Exhibit 10.24 to Registration Statement on Form SB-2 filed with the Commission on April 2, 1996).

10.10 Non-Employee Director Stock Option Plan (See Exhibit 10.1 to Current Report on Form 8-K filed with the Commission on June 6,
               1997).

10.11 Form of Incentive Stock Option Agreement (See Exhibit 4.3 to Registration Statement on Form S-8 filed with the Commission on November 12, 1997).

10.12          Form of Non-Employee Director Stock Option Agreement (See Exhibit
               4.4 to Registration Statement on Form S-8 filed with the Commission on November 12, 1997).

EXHIBIT
 NUMBER        DESCRIPTION OF EXHIBIT
-------        ----------------------

10.13 Form of Non-Qualified Stock Option Agreement covering options not granted under either the 1996 Performance Incentive Plan or the Non-Employee Director Stock Option Plan (See Exhibit 4.5 to Registration Statement on Form S-8 filed with the Commission on November 12, 1997).

10.14 Letter Agreement, dated March 3, 1998, between NuWave Technologies, Inc. and Janssen/Meyers Associates, L.P. (See
               Exhibit 10.41 to Annual Report on Form 10-KSB filed with the Commission on March 25, 1998).

10.15 Warrant, dated March 3, 1998, executed by NuWave Technologies, Inc. in favor of Janssen/Meyers Associates, L.P., to purchase up to 400,000 shares of Common Stock, par value $.01 per share, of NuWave Technologies, Inc. (See Exhibit 10.41 to Annual Report on Form 10-KSB filed with the Commission on March 25, 1998).

10.16 Letter Agreement, dated December 3, 1997, between NuWave Technologies, Inc. and Lippert/Heilshorn & Associates, Inc. (See
               Exhibit 10.41 to Annual Report on Form 10-KSB filed with the Commission on March 25, 1998).

10.17 Option Agreement, dated December 9, 1997, between NuWave Technologies, Inc. and Lippert/Heilshorn & Associates, Inc. (See
               Exhibit 10.41 to Annual Report on Form 10-KSB filed with the Commission on March 25, 1998).

10.18 First Amendment to Restated Employment Agreement, dated December 9, 1997, between NuWave Technologies, Inc. and Gerald Zarin (See
               Exhibit 10.41 to Annual Report on Form 10-KSB filed with the Commission on March 25, 1998).

10.19 Placement Agency Agreement, dated as of May 11, 1998, between Janssen-Meyers Associates, L.P. and NuWave Technologies, Inc. (See Exhibit 10.1 to Current Report on Form 8-K filed with the Commission on June 11, 1998).

10.20 Warrant Agreement, dated May 15, 1998, between NuWave Technologies, Inc. and American Stock Transfer & Trust Company (See Exhibit 10.3 to Current Report on Form 8-K filed with the Commission on June 11, 1998).

10.21 Form of Warrant Certificate (See Exhibit 10.4 to Current Report on Form 8-K filed with the Commission on June 11, 1998).

10.22 Form of Placement Agent Warrant Certificate (See Exhibit 10.6 to Current Report on Form 8-K filed with the Commission on June 11,
               1998).

10.23 Form of Subscription Agreement (See Exhibit 10.7 to Current Report on Form 8-K filed with the Commission on June 11, 1998).

10.24 Agreement, dated February 1, 1999, between NuWave Technologies, Inc. and Terk Technologies Corp. (See Exhibit 10.54 to Annual Report on Form 10-KSB filed with the Commission on March 30,
               2000).

EXHIBIT
 NUMBER        DESCRIPTION OF EXHIBIT
-------        ----------------------

10.25 Option Agreement for Purchase of Common Stock dated as of September 28, 1999 between NUWAVE Technologies, Inc. and Richard
               E. Ekstract. (See Exhibit 10.55 to Annual Report on Form 10-KSB filed with the Commission on March 30, 2000).

10.26 Placement Agency Agreement, dated as of February 14, 2000, between Janssen-Meyers Associates, L.P. and NUWAVE Technologies, Inc. (See Exhibit 10.56 to Annual Report on Form 10-KSB filed with the Commission on March 30, 2000).

10.27 Warrant Agreement, dated March 13, 2000, between NUWAVE Technologies, Inc. and American Stock Transfer & Trust Company. (See Exhibit 10.57 to Annual Report on Form 10-KSB filed with the Commission on March 30, 2000).

10.28 Form of Warrant Certificate. (See Exhibit 10.58 to Annual Report on Form 10-KSB filed with the Commission on March 30, 2000).

10.59 Form of Subscription Agreement. (See Exhibit 10.59 to Annual Report on Form 10-KSB filed with the Commission on March 30,
               2000).

10.60 Placement Agent Warrant Agreement, dated March 14, 2000, between NUWAVE Technologies, Inc. Janssen-Meyers Associates, L.P. (See
               Exhibit 10.60 to Annual Report on Form 10-KSB filed with the Commission on March 30, 2000).

23.1*          Consent of Richard A. Eisner & Company, LLP.

23.2*          Consent of PricewaterhouseCoopers LLP.

23.3*          Consent of Thelen Reid & Priest LLP (included as part of Exhibit
               5).

24*            Power of Attorney (included on p. II-7 of this Registration
               Statement).

-----------------------------
*    Filed herewith.

ITEM 28.  UNDERTAKINGS

(a)  The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND HAS AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF FAIRFIELD, AND STATE OF NEW JERSEY, ON THE 21ST DAY OF JULY, 2000.

                                        NUWAVE TECHNOLOGIES, INC.


                                        By: /s/ Gerald Zarin
                                           -------------------------------------
                                           Gerald Zarin
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

          EACH DIRECTOR AND/OR OFFICER OF NUWAVE WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS GERALD ZARIN AND JEREMIAH F. O'BRIEN AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW AND TO FILE WITH THE COMMISSION ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT.

          IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURE                       TITLE                        DATE
          ---------                       -----                        ----

                                Chairman of the Board of
/s/ Gerald Zarin                Directors, President and
-----------------------------   Chief Executive Officer
     Gerald Zarin               (Principal Executive Officer)      July 21, 2000


                                Chief Financial Officer and
/s/ Jeremiah F. O'Brien         Secretary (Principal
-----------------------------   Financial Officer and
     Jeremiah F. O'Brien        Accounting Officer)                July 21, 2000

/s/ Ed Bohn
-----------------------------
     Ed Bohn                    Director                           July 21, 2000


/s/ Richard E. Ekstract
-----------------------------
     Richard E. Ekstract        Director                           July 21, 2000


/s/ Lyle E. Gramley
-----------------------------
     Lyle E. Gramley            Director                           July 21, 2000


/s/ Joseph A. Sarubbi
-----------------------------
     Joseph A. Sarubbi          Director                           July 21, 2000

                                INDEX TO EXHIBITS


  EXHIBIT                                                                  PAGE
   NUMBER      DESCRIPTION OF EXHIBIT                                     NUMBER
  -------      ----------------------                                     ------
    5*         Opinion of Thelen Reid & Priest LLP.                        III-1

   23.1*       Consent of Richard A. Eisner & Company, LLP.                III-2

   23.2*       Consent of PricewaterhouseCoopers LLP.                      III-3

   23.3*       Consent of Thelen  Reid & Priest LLP (included as part of
               Exhibit 5).

   24* Power of Attorney (included on p. II-8 of this Registration Statement).

-----------------------------
     *    Filed herewith.